Exhibit 3.1

Companies Act 2014

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM and ARTICLES OF ASSOCIATION

of

MALLINCKRODT PUBLIC LIMITED COMPANY

(Adopted on 14 November 2023)

Cert. No.: 522227

Companies Act 2014

A PUBLIC COMPANY LIMITED BY SHARES

CONSTITUTION

of

MALLINCKRODT PUBLIC LIMITED COMPANY

MEMORANDUM OF ASSOCIATION

1.	The name of the Company is Mallinckrodt public limited company.

2.	The Company is a public limited company for the purposes of Part 17 of the Companies Act 2014 (the “Act”).

3.	The objects for which the Company is established are:

3.1	(a)	To carry on the business of a healthcare services development company operating in the healthcare field, and to design, manufacture, produce, supply and provide generic and branded pharmaceuticals, contrast media, radiopharmaceuticals, active pharmaceutical ingredients and dosage pharmaceuticals and other devices or products of a surgical, pharmaceutical, diagnostic, medical imaging or medical character necessary or suitable for the proper treatment of sick or injured persons or patients and to carry on business as merchants of and dealers in all supplies required for use in the treatment and care of the sick and injured and to do all things usually dealt in by persons carrying on the above mentioned businesses or any of them or likely to be required in connection with any of the said businesses.

(b)	To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

(c)	To acquire the entire issued share capital of Mallinckrodt International Finance S.A., a Luxembourg registered company and Mallinckrodt Belgium BVBA, a Belgian registered company.

3.2	To acquire shares, stocks, debentures, debenture stock, bonds, obligations and securities by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

3.3	To facilitate and encourage the creation, issue or conversion of and to offer for public subscription debentures, debenture stocks, bonds, obligations, shares, stocks, and securities and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

3.4	To purchase or by any other means acquire any freehold, leasehold or other property and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or incumbrances, for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property, and any buildings, factories, mills, works, wharves, roads, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property, lands, tenements or hereditaments, rights, privileges or easements.

3.5	To sell or otherwise dispose of any of the property or investments of the Company.

3.6	To establish and contribute to any scheme for the purchase of shares in the Company to be held for the benefit of the Company’s employees and to lend or otherwise provide money to such schemes or the Company’s employees or the employees of any of its subsidiary or associated companies to enable them to purchase shares of the Company.

3.7	To grant, convey, transfer or otherwise dispose of any property or asset of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the Directors shall deem fit and to grant any fee, farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Directors shall deem appropriate.

3.8	To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, debentures, debenture stock or securities so received.

3.9	To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

3.10	To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly to benefit this Company.

3.11	To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

3.12	To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of this Company or not, and to give all kinds of indemnities.

3.13	To engage in currency exchange and interest rate transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose.

3.14	To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company as defined by the Act, or a subsidiary, as defined in the Act of any such holding company or otherwise associated with the Company in business.

3.15	To borrow or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures, debenture stocks, bonds, obligations and securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

3.16	To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

3.17	To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of this Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit this Company.

3.18	To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, securities, policies, book debts, claims and chases in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

3.19	To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue, dispose of or hold any such preferred, deferred or other special stocks or securities.

3.20	To give any guarantee in relation to the payment of any debentures, debenture stock, bonds, obligations or securities and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

3.21	To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

3.22	To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company including Directors and ex-Directors of the Company and the wives, widows and families, dependants or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

3.23	To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

3.24	To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

3.25	To distribute in specie or otherwise as may be resolved, any assets of the Company among its members and in particular the shares, debentures or other securities of any other company belonging to this Company or of which this Company may have the power of disposing.

3.26	To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

3.27	To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

3.28	To accept stock or shares in or debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

3.29	To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

3.30	To procure the Company to be registered or recognised in any part of the world.

3.31	To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

3.32	To make gifts or grant bonuses to the Directors or any other persons who are or have been in the employment of the Company including substitute directors.

3.33	To do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are usually carried on in connection therewith.

3.34	To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.

3.35	To make or receive gifts by way of capital contribution or otherwise.

The objects set forth in any sub-clause of this clause shall be regarded as independent objects and shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause, or by the name of the Company. None of such sub-clauses or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause, but the Company shall have full power to exercise all or any of the powers conferred by any part of this clause in any part of the world notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects of the first sub-clause of this clause.

NOTE:	It is hereby declared that the word “company” in this clause, except where used in reference to this Company shall be deemed to include any partnership, body corporate or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and the intention is that the objects specified in each paragraph of this clause shall except where otherwise expressed in such paragraph be in no way limited or restricted by reference to or inference from the terms of any other paragraph.

4.	The share capital of the Company is US$5,000,000 and €25,000 divided into 500,000,000 Ordinary Shares of US$0.01 each and 25,000 Ordinary A Shares of €1.00 each. For the avoidance of doubt, notwithstanding anything herein to the contrary, pursuant to Section 1123(a)(6) of the Bankruptcy Code, the Company shall not issue non-voting equity securities; provided, however, that the foregoing restriction (i) shall have no further force or effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) shall have such force and effect, if any, only for so long as such section is in effect and applicable to the Company and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect. “Bankruptcy Code” in this memorandum of association means title 11 of the United States Code §§101-1532.

5.	The liability of the members is limited.

6.	The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this memorandum of association and we agree to take the number of shares in the capital of the company set opposite our respective names.

Names, addresses and descriptions of subscribers	Number of shares taken by each subscriber

J. MCGOWAN-SMYTH
For and on behalf of
Fand Limited	One Ordinary Share
Arthur Cox Building
Earlsfort Terrace
Dublin 2

J. MCGOWAN-SMYTH
For and on behalf of
DIJR Nominees Limited	One Ordinary Share
Arthur Cox Building
Earlsfort Terrace
Dublin 2

J. MCGOWAN-SMYTH
For and on behalf of	One Ordinary Share
AC Administration Services Limited
Arthur Cox Building
Earlsfort Terrace
Dublin 2

J. MCGOWAN-SMYTH
For and on behalf of
Arthur Cox Nominees Limited	One Ordinary Share
Arthur Cox Building
Earlsfort Terrace
Dublin 2

J. MCGOWAN-SMYTH
For and on behalf of
Arthur Cox Registrars Limited	One Ordinary Share
Arthur Cox Building
Earlsfort Terrace
Dublin 2

J. MCGOWAN-SMYTH
For and on behalf of
Arthur Cox Trust Services Limited	One Ordinary Share
Arthur Cox Building
Earlsfort Terrace
Dublin 2

J. MCGOWAN-SMYTH
For and on behalf of
Arthur Cox Trustees Limited	One Ordinary Share
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Solicitor

Dated 21 December 2012

Witness to the above signatures:

Name:	MAIREAD FOLEY

Address:	ARTHUR COX BUILDING
EARLSFORT TERRACE
DUBLIN 2

Occupation:	COMPANY SECRETARY

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

-of-

MALLINCKRODT PUBLIC LIMITED COMPANY

(Adopted on 14 November 2023)

PRELIMINARY

1.

(a)	The provisions set out in these articles of association shall constitute the whole of the regulations applicable to the Company and no “optional provision” as defined by section 1007(2) of the Act with the exception of Sections 83 and 84 of the Act shall apply to the Company.

(b)	For the avoidance of doubt, the regulations contained in Table A in the First Schedule to the Companies Act, 1963 shall not apply to the Company.

2.

(a)	In these articles:

“Act” means the Companies Act 2014 and every statutory modification and re-enactment thereof for the time being in force.

“Acts” means the Act and all other enactments and statutory instruments which are to be read as one with, or construed or read together as one with the Act and every statutory modification and re-enactment thereof for the time being in force.

“address” includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication.

“Adoption Date” means the effective date of adoption of these articles.

“Affiliate” means in relation to a person (including, for the avoidance of doubt, a company or other corporate entity):

(a)	any holding company of that person and any subsidiary of: (i) that person; (ii) any holding company of that person; or (iii) a subsidiary or any other subsidiaries of any such holding company;

(b)	any other person which (either directly or indirectly) Controls, is Controlled by or is under Common Control with such person; and

(c)	any fund, account or similar vehicle managed for investment purposes (a “fund”) Controlled by, associated with or managed by (i) such person, including (1) such fund’s general partner or trustee and (2) any entity Controlled or managed by such fund, (ii) an Affiliate of such person or (iii) the same investment manager, advisor or subadvisor that Controls or manages such person or Affiliate or such investment manager, advisor or issuer;

in all cases from time to time; provided, that for purposes of these articles, no Holder shall be deemed an Affiliate of the Company or any of its subsidiaries.

“Assistant Secretary” means any person appointed by the Secretary from time to time to assist the Secretary.

“articles” means the articles of association of which this article 2 forms part, as the same may be amended and may be from time to time and for the time being in force.

“Bankruptcy Code” means title 11 of the United States Code §§101-1532.

“Business Day” means a day other than a Saturday, Sunday or public holiday on which banks are generally open for business in Ireland and the State of New York.

“CEO” means the Chief Executive Officer (or the person discharging the functions of the Chief Executive Officer by whatever name called other than on an interim basis) of the Company as appointed by the Board from time to time.

“Clear Days” in relation to the period of notice, means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“Chairman” means the chairperson of the Board appointed in accordance with article 102.

“Company” means the company whose name appears in the heading to these articles.

“Company Competitor” means any person designated on the list of Company competitors maintained, and updated from time to time, by the Board in its good faith discretion (and which the Board shall provide to a Holder upon written request in good faith), provided that no Holders or their Affiliates on the Adoption Date shall be deemed a Company Competitor.

“Confidentiality Agreement” means a confidentiality agreement in respect of any items delivered to an Information Rights Member, which shall be in a customary form reasonably acceptable to the Company; provided, that such confidentiality agreement shall (a) include a customary acknowledgment of the restrictions under U.S. federal securities laws on trading while in possession of material non-public information, and (b) not restrict the disclosure of information received from the Company to other members of the Company or prospective transferees of shares, so long as such members and prospective transferees have entered into a substantially similar confidentiality agreement (or agreed to be subject thereto) and are not Company Competitors.

“Control” means the ability of a person or persons, directly or indirectly, to direct or cause the direction of the management, affairs or policies of another person howsoever arising, or actual direction of the affairs of the other person whether or not under a legal right to do so, including in each case, whether through (including through one or more intermediary entities):

(a)	provisions contained in its constitutional documents or, as the case may be, certificate of incorporation, by-laws or other documentation regulating or managing the affairs of that or any other person;

(b)	by any powers confirmed by any applicable law or regulations;

(c)	the ownership of any interest in, or rights over, voting securities; or

(d)	powers granted under a power of attorney or otherwise;

and “Common Control” and “Controlled” shall be construed accordingly.

“Directors” or the “Board” means the directors from time to time and for the time being of the Company or the directors present at a meeting of the board of directors and includes any person occupying the position of director by whatever name called.

“electronic communication” has the meaning given to those words in the Electronic Commerce Act 2000.

“electronic signature” has the meaning given to those words in the Electronic Commerce Act 2000.

“Encumbrance” means any mortgage, charge, pledge, lien, option, restriction, assignment, hypothecation, right of first refusal, right of pre-emption, or right to acquire or restrict, any adverse claim or right or third party right or interest, any other encumbrance or Share interest of any kind, and any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exempted Issuance” means any allotment or issue of Shares or an Interest in Shares by the Company under or in connection with:

(a)	the issue of Shares (or Interest in Shares) by means of a pro rata distribution to all Holders of any class of Shares;

(b)	the issue of Shares (or Interest in Shares) to any employees, Directors, officers or consultants of the Company or any subsidiary of the Company (both pursuant to and outside of the MIP);

(c)	entry into the Opioid Trust CVR or the issue of Shares (or Interest in Shares) pursuant to the terms of the Opioid Trust CVR;

(d)	the issue or allotment of Shares or Interests in Shares as consideration for an acquisition (whether by equity sale, merger, recapitalization, asset purchase or otherwise) by the Company (or any subsidiary of the Company) of another body corporate, firm, partnership or entity;

(e)	the issue of Shares (or Interest in Shares) to banks or other lending or financial institutions, pursuant to a bona fide debt financing or refinancing approved in good faith by the Board;

(f)	the issue of Shares (or Interests in Shares) pursuant to the terms of an examiner’s scheme of arrangement approved by the High Court under the Act; or

(g)	the issue of Shares in a transaction if compliance with the pre-emption rights herein in connection with such issue would require registration under the Securities Act or Exchange Act, if the Board determines that: (i) such issue of Shares and compliance with pre-emption rights cannot be reasonably structured to avoid such registration requirement, whether by limiting the offering of such shares to those Holders that could participate in an offering exempt from the registration requirements of the Securities Act or otherwise, (ii) the Company intends to deregister under the Exchange Act once the Company is eligible to do so or the Company is not then registered under the Exchange Act, and (iii) such registration would reasonably impede or delay the Company’s ability to deregister or maintain deregistration under the Exchange Act.

“First Designator” means the First List Shareholder holding the largest number of issued ordinary shares from time to time (when its holding of ordinary shares is aggregated with those of its Affiliates).

“First List Shareholder” means a person set out in Schedule 1 to these articles of association or any Affiliate of such person, in each case only for so long as such persons are Holders.

“Group” means the Company and its subsidiaries from time to time and for the time being and “Group Company” means any one of them as the case may be.

“Holder” in relation to any Share, means the member whose name is entered in the Register as the holder of the Share or, where the context permits, the members whose names are entered in the Register as the joint holders of Shares.

“Information Rights Members” means the Holders who (i) have executed and delivered to the Company a Confidentiality Agreement and (ii) are not Company Competitors.

“Interest in Shares” means, in relation to any Share or Shares a “disclosable interest” as set out in section 258 of the Act, any right convertible into or exercisable or exchangeable for Shares whether directly or indirectly through one or more intermediary rights, or which are convertible into or exercisable or exchangeable for any security which is, in turn, convertible into or exercisable or exchangeable for Shares, or any right to receive, or to direct the payment or receipt of, any dividend referable to any Share or Shares.

“MIP” means any management incentive plan adopted by the Company, which shall authorise the issuance of up to 10% of the total ordinary shares (calculated on a fully-diluted basis) to the directors, officers, and/or employees of Company and/or its subsidiaries, in each case, in accordance with the terms and conditions of such MIP and as authorized from time to time by the Board or any compensation committee (by whatever name called) of the Board.

“MIP Awards” means any equity awards granted pursuant to the MIP.

“MIP Shares” means any shares issued to the directors, officers, employees and/or consultants of the Company and its subsidiaries pursuant to the MIP Awards.

“Nominating and Selection Committee” means the nominating and selection committee (or any successor committee by whatever name called), which shall be comprised as set out in article 125 (and, for the avoidance of doubt, the members of the Nominating and Selection Committee may comprise persons who are not Directors).

“Office” means the registered office from time to time and for the time being of the Company.

“Opioid Trust CVR” has the meaning assigned to “MDT II CVR” in the restructuring and support agreement entered into by the Company on 23 August 2023.

“Ordinary Resolution” means an ordinary resolution of the Company’s members within the meaning of the Act.

“Pre-Emption Shareholder” means a Holder which, together with any Affiliates, represents 1% or more in nominal value of the issued ordinary shares (calculated on a fully-diluted basis, but excluding, solely for purposes of calculating the nominal value of the issued ordinary shares used in the denominator of that calculation, the MIP Awards and MIP Shares and any Shares issued or issuable pursuant to the terms of the Opioid Trust CVR).

“Proportionate Entitlement” means in relation to any Holder, the proportion as nearly as may be (without involving fractions of Shares) which the aggregate nominal value of the ordinary shares held by that Holder, bears to the aggregate nominal value of all the issued ordinary shares.

“public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

“Redeemable Shares” means redeemable shares in accordance with the Act.

“Register” means the register of members maintained by the Company’s transfer agent, to be kept as required in accordance with the Act.

“Required Consent” means any merger control, competition law, regulatory, licencing or other consent, clearance, approval, authorisation or permission of a governmental body that is required to enable a proposed transfer of Shares.

“Sale Transaction” means (a) any direct or indirect merger, consolidation, recapitalization, sale or other transfer, issuance or disposition of equity securities or other transaction or series of related transactions, the result of which is that the Holders of Shares immediately prior to such transaction cease to own, directly or indirectly, Shares representing at least 50% of the economic or voting rights of the issued Shares (or in the respective successor entity thereto resulting from such transaction) immediately after such transaction (excluding, solely for purposes of calculating the nominal value of the issued ordinary shares used in the denominator of that calculation, the MIP Awards and MIP Shares and any Shares issued or issuable pursuant to the terms of the Opioid Trust CVR), or (b) the sale, transfer or other disposition of all or a majority of the assets of the Company and its subsidiaries, taken as a whole, to one or more third parties.

“seal” means the common seal of the Company and any duplicate of such common seal of the Company.

“Second Designators” means, collectively, the persons set out in Schedule 2 to these articles of association or any Affiliates of such persons, in each case only for so long as such persons are Holders.

“Secretary” means any person appointed to perform the duties of the secretary of the Company and includes any joint secretary.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Share” means any share for the time being in the issued share capital of the Company, and unless the context otherwise provides, includes any Interest in Shares.

“Special Resolution” means a special resolution of the Company’s members within the meaning of the Act.

“Third Designators” means, collectively, the persons set out in Schedule 3 to these articles of association or any Affiliates of such persons, in each case only for so long as such persons are Holders.

(b)	Expressions in these articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes of representing or reproducing words in a visible form except as provided in these articles and/or where it constitutes writing in electronic form sent to the Company, and the Company has agreed to its receipt in such form. Expressions in these articles referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Directors. Expressions in these articles referring to receipt of any electronic communications shall, unless the contrary intention appears, be limited to receipt in such manner as the Company has approved.

(c)	Unless the contrary intention appears, words or expressions contained in these articles shall bear the same meaning as in the Acts or in any statutory modification thereof in force at the date at which these articles become binding on the Company.

(d)	A reference to a statute or statutory provision shall be construed as a reference to the laws of Ireland unless otherwise specified and includes:

(i)	any subordinate legislation made under it including all regulations, by-laws, orders and codes made thereunder;

(ii)	any repealed statute or statutory provision which it re-enacts (with or without modification); and

(iii)	any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it.

(e)	The masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.

(f)	Reference to US$, USD, or dollars shall mean the currency of the United States of America and to €, euro, EUR or cent shall mean the currency of Ireland.

(g)	References to “days” are to calendar days unless otherwise indicated.

(h)	For purposes of these articles (including any ancillary agreements entered into in connection with these articles), when calculating a Holder’s ownership percentage, such Holder’s Shares shall be aggregated together with the Shares held by such Holder’s Affiliates (including any Affiliated funds that are under common management) including Shares held through nominees of such Affiliates, provided that, for the avoidance of doubt, for the determination of whether any percentage threshold has been reached under these articles, the same Share and/or Interest in Shares shall not be counted more than once.

SHARE CAPITAL AND VARIATION OF RIGHTS

3.	(a)	The share capital of the Company is US$5,000,000 and €25,000 divided into 500,000,000 ordinary shares of US$0.01 each, and 25,000 ordinary A shares of €1.00 each. For the avoidance of doubt, notwithstanding anything herein to the contrary, pursuant to Section 1123(a)(6) of the Bankruptcy Code, the Company shall not issue non-voting equity securities; provided, however, that the foregoing restriction (i) shall have no further force or effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) shall have such force and effect, if any, only for so long as such section is in effect and applicable to the Company and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

(b)	The rights and restrictions attaching to the ordinary shares shall be as follows:

(i)	subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and/or to vote at a general meeting, the right to attend and speak at any general meeting of the Company and to exercise one vote per ordinary share held at any general meeting of the Company;

(ii)	the right to participate pro rata in all dividends declared by the Company; and

(iii)	the right, in the event of the Company’s winding up, to participate pro rata in the total assets of the Company.

(c)	The Directors may issue and allot ordinary A shares subject to the rights, privileges, limitations and restrictions set out in this article 3(c):

(i)	Income

The holder of an ordinary A share shall not be entitled to receive any dividend or distribution declared, made or paid or any return of capital (save as provided for in this article 3) and shall not entitle its holder to any further or other right of participation in the assets of the Company.

(ii)	Capital

On a winding up of, or other return of capital (other than on a redemption of any class of shares in the capital of the Company) by the Company, the holders of ordinary A shares shall be entitled to participate in such return of capital or winding up of the Company, such entitlement to be limited to the repayment of the amount paid up or credited as paid up on such ordinary A shares and shall be paid only after the holders of ordinary shares shall have received payment in respect of such amount as is paid up or credited as paid up on those ordinary shares held by them at that time, plus the payment in cash of $100,000,000 on each such ordinary share.

(iii)	Acquisition of Ordinary A Shares

The Company as agent for the holders of ordinary A shares shall have the irrevocable authority to authorise and instruct the Secretary (or any other person appointed for the purpose by the Directors) to acquire, or to accept the surrender of, the ordinary A shares for no consideration and to execute on behalf of such holders such documents as are necessary in connection with such acquisition or surrender, and pending such acquisition or surrender to retain the certificates, to the extent issued, for such ordinary A shares. Any request by the Company to acquire, or for the surrender of, any ordinary A shares may be made by the Directors depositing at the Office a notice addressed to such person as the Directors shall have nominated on behalf of the holders of ordinary A shares. A person whose shares have been acquired or surrendered in accordance with this article 3(c)(iii) shall cease to be a member in respect of such ordinary A shares but shall notwithstanding remain liable to pay the Company all monies which, at the date of acquisition or surrender, were payable by him or her to the Company in respect of such shares, but his or her liability shall cease if and when the Company has received payment in full of all such monies in respect of such shares. A notice issued pursuant to this paragraph shall be deemed to be validly issued notwithstanding the provisions of articles 159 -164.

(iv)	Voting

The holders of ordinary A shares shall not be entitled to receive notice of, nor attend, speak or vote at, any general meeting.

(d)	Unless the Board specifically resolves to treat such acquisition as a purchase for the purposes of the Act, an ordinary share shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any third party pursuant to which the Company acquires or will acquire ordinary shares, or an interest in ordinary shares, from such third party and the Company is hereby authorised to enter into any such agreement, transaction or trade. In these circumstances, the acquisition of such shares or interest in shares by the Company shall constitute the redemption of a Redeemable Share in accordance with the Act. No resolution, whether special or otherwise, shall be required to be passed to deem any ordinary share a Redeemable Share, or to authorise the redemption of such a Redeemable Share and once deemed to be a Redeemable Share such share shall be redeemable at the instance of the Company.

4.	Subject to the provisions of the Act and the other provisions of these articles, the Company may:

(a)	pursuant to the Act, issue any shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the member on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Directors; or

(b)	subject to and in accordance with the provisions of the Acts and without prejudice to any relevant special rights attached to any class of shares pursuant to the Act, purchase any of its own shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between members or members of the same class) and may cancel any shares so purchased or hold them as treasury shares (as defined in the Act) and may reissue any such shares as shares of any class or classes.

5.	Without prejudice to any special rights previously conferred on the Holders of any existing shares or class of shares, any share in the Company may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine.

6.	If at any time the share capital is divided into different classes of shares, the rights attached to any class may, whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the Holders of three-fourths of the issued shares in that class, or with the sanction of a Special Resolution passed at a separate general meeting of the Holders of the shares of that class, provided that, if the relevant class of Holders has only one Holder, that person present in person or by proxy, shall constitute the necessary quorum; provided further that, whether or not the share capital is divided into different classes of shares, if any amendment or modification of these articles would have a materially adverse effect on the rights of a Holder (in its capacity as a Holder) in a manner disproportionate to its effect on the other Holders holding the same class(es) of Shares of the Company (solely in their respective capacity as a Holder of the same class(es) of Shares of the Company), that amendment or modification shall require the consent in writing of such Holder; provided, further, that notwithstanding the foregoing provisions of this article 6, any amendment or modification of the appointment or removal rights of the First Designator or Second Designators as set forth in article 116 shall require the prior written consent of the First Designator or Second Designators, as applicable. To every such meeting referred to in this article 6 the provisions of article 50 shall apply.

7.	The rights conferred upon the Holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

8.	(a)	Subject to the provisions of these articles relating to new shares, the Shares shall be at the disposal of the Directors (and/or by a committee of the Directors or by any other person where such committee or person is so authorised by the Directors), and they may (subject to the provisions of the Acts) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its members, but so that no Share shall be issued at a discount to its nominal value save in accordance with the Act, and so that, save where the Act permits otherwise, the amount payable on application on each Share shall not be less than one-quarter of the nominal amount of the Share and the whole of any premium thereon.

(b)	Subject to any requirement to obtain the approval of members under any laws, regulations or the rules of any stock exchange to which the Company is subject, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

(c)	The Directors are, for the purposes of section 1021 of the Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said section 1021) up to the amount of Company’s authorised share capital and to allot and issue any shares purchased by the Company pursuant to the provisions of the Act and held as treasury shares and this authority shall expire five years from the Adoption Date. The Company may before the expiry of such authority make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such an offer or agreement notwithstanding that the authority hereby conferred has expired.

(d)	The Directors are hereby empowered pursuant to sections 1022 and 1023 of the Act to allot equity securities within the meaning of the said section 1023 of the Act for cash pursuant to the authority conferred by paragraph (c) of this article 8 as if section 1022 of the Act did not apply to any such allotment provided such allotment is pursuant to either paragraph (e) or is an Exempted Issuance. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this paragraph (d) had not expired.

(e)	Save for the allotment of securities under an Exempted Issuance, all new Shares (or Interest in Shares) which the Directors propose to issue (“New Shares”) shall be offered first to each of the Pre-Emption Shareholders in proportion to their respective Proportionate Entitlements and at the same price, in accordance with the following procedure:

(i)	The Company shall by notice in writing offer to each Pre-Emption Shareholder the opportunity to subscribe for New Shares specifying:

(A)	the number of New Shares offered;

(B)	the subscription price per New Share; and

(C)	the time period (not being less than ten Business Days) within which the offer, if not accepted in writing, shall be deemed to be declined (in this article 8(e), the “Offer Period”).

(ii)	It shall be also open to each such Pre-Emption Shareholder to specify if it is willing to subscribe for New Shares in excess of its respective Proportionate Entitlement (in this article 8(e), “Excess Shares”) and, if the Pre-Emption Shareholder does so specify, it shall state the number of Excess Shares.

(iii)	Following expiry of the Offer Period, the Board shall allocate the New Shares among the Pre-Emption Shareholders in the following manner:

(A)	if the total number of New Shares applied for is equal to or less than the available number of New Shares, the Company shall allocate the number of new shares applied for under the applications; or

(B)	if the total number of New Shares applied for is more than the available number of New Shares, those New Shares shall be allocated to each Pre-Emption Shareholder in proportion to its Proportionate Entitlement (or such lesser number of New Shares for which he may have applied) and applications for Excess Shares by Pre-Emption Shareholders shall be allocated under such applications or, in the event of competition, to each such Pre-Emption Shareholder applying for Excess Shares in the proportion which the aggregate nominal value of the ordinary shares held by such Pre-Emption Shareholder bears to the aggregate nominal value of the ordinary shares held by all Pre-Emption Shareholders applying for Excess Shares (as nearly as may be), provided that no such applicant Pre-Emption Shareholder shall be allocated more Excess Shares than it shall have stated itself willing to take.

(iv)	The Company shall within five Business Days of the expiry of the Offer Period give notice of each such allocation (in this article 8(e), an “Allocation Notice”) to the applicant Pre-Emption Shareholders and shall specify in the Allocation Notice the place and time (being not earlier than five Business Days and not later than ten Business Days after the date of the Allocation Notice) at which the subscription for the New Shares shall be completed.

(v)	Any New Shares in respect of which an offer made under article 8(e)(i) is accepted shall be allotted and issued on the basis of such offer and each relevant applicant Pre-Emption Shareholder shall be obliged to subscribe accordingly.

(vi)	To the extent that any New Shares so offered are not taken up during the Offer Period the Board may, within five Business Days, at its sole discretion, allot such unallocated New Shares to such persons as the Board thinks proper, provided that such New Shares shall be offered on terms no more favourable than such New Shares were first offered to the Pre Emption Shareholders under Article 8(e)(i).

(vii)	The provisions set out in this article 8(e) shall not apply to an Exempted Issuance.

(viii)	Notwithstanding the provisions of these articles, the Company shall also comply with all applicable requirements of the Securities Act and Exchange Act and the rules and regulations thereunder to the extent applicable to the matters set forth in this article 8.

(f)	Nothing in these articles shall preclude the Directors from recognising a renunciation of the allotment of any Shares by any allottee in favour of some other person.

9.	If by the conditions of allotment of any Share, the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment when due shall be paid to the Company by the person who for the time being shall be the Holder of the Share.

10.	The Company may pay commission to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

11.	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the Holder.

12.	No person shall be entitled to a share certificate in respect of any ordinary share held by them in the share capital of the Company, whether such ordinary share was allotted or transferred to them, and the Company shall not be bound to issue a share certificate to any such person entered in the Register.

13.	The Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company, except as permitted by the Act.

14.	(a)	The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Directors, at any time, may declare any Share to be wholly or in part exempt from the provisions of this article 14. The Company’s lien on a Share shall extend to all moneys payable in respect of it.

(b)	The Company may sell in such manner as the Directors determine any Share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 Clear Days after notice demanding payment, and stating that if the notice is not complied with the Share may be sold, has been given to the Holder of the Share or to the person entitled to it by reason of the death or bankruptcy of the Holder.

(c)	To give effect to a sale, the Directors may authorise some person to execute an instrument of transfer of the Share sold to, or in accordance with the directions of, the purchaser. The transferee shall be entered in the Register as the Holder of the Share comprised in any such transfer and he shall not be bound to see to the application of the purchase moneys nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

(d)	The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) shall be paid to the person entitled to the Shares at the date of the sale.

15.	(a)	Subject to the terms of allotment, the Directors may make calls upon the members in respect of any moneys unpaid on their shares and each member (subject to receiving at least 14 Clear Days’ notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his Shares. A call may be required to be paid by instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part and payment of a call may be postponed in whole or in part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

(c)	The joint Holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

(d)	If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Acts) but the Directors may waive payment of the interest wholly or in part.

(e)	An amount payable in respect of a Share on allotment or at any fixed date, whether in respect of nominal value or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these articles shall apply as if that amount had become due and payable by virtue of a call.

(f)	Subject to the terms of allotment, the Directors may make arrangements on the issue of Shares for a difference between the Holders in the amounts and times of payment of calls on their Shares.

(g)	The Directors, if they think fit, may receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any Shares held by him, and upon all or any of the moneys so advanced may pay (until the same would, but for such advance, become payable) interest at such rate, not exceeding (unless the Company in general meeting otherwise directs) 15% per annum, as may be agreed upon between the Directors and the member paying such sum in advance.

(h)	(i)	If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter and during such times as any part of the call or instalment remains unpaid, may serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

(ii)	The notice shall name a further day (not earlier than the expiration of 14 Clear Days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

(iii)	If the requirements of any such notice as aforesaid are not complied with then, at any time thereafter before the payment required by the notice has been made, any Shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited Shares and not paid before forfeiture. The Directors may accept a surrender of any Share liable to be forfeited hereunder.

(iv)	On the trial or hearing of any action for the recovery of any money due for any call, it shall be sufficient to prove that the name of the member sued is entered in the Register as the Holder, or one of the Holders, of the Shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in pursuance of these articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

(i)	A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal such a Share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the Share to that person. The Company may receive the consideration, if any, given for the Share on any sale or disposition thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and thereupon he shall be registered as the Holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

(j)	A person whose Shares have been forfeited shall cease to be a member in respect of the forfeited Shares, but nevertheless shall remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the Shares, without any deduction or allowance for the value of the Shares at the time of forfeiture but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the Shares.

(k)	A statutory declaration that the declarant is a Director or the Secretary of the Company, and that a Share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share.

(l)	The provisions of these articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the nominal value of the Share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

(m)	The Directors may accept the surrender of any Share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered Share shall be treated as if it has been forfeited.

TRANSFER OF SHARES

16.	(a)	The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary, an Assistant Secretary or any such person that the Secretary or an Assistant Secretary nominates for that purpose (whether in respect of specific transfers or pursuant to a general standing authorisation), and the Secretary, Assistant Secretary or the relevant nominee shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of the agreement to transfer shares and the price per share, shall, once executed by the transferor or the Secretary, Assistant Secretary or the relevant nominee as agent for the transferor, and by the transferee where required by the Act, be deemed to be a proper instrument of transfer for the purposes of the Act. The transferor shall be deemed to remain the Holder of the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

(b)	The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those shares and (iii) claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.

(c)	Notwithstanding the provisions of these articles and subject to any regulations made under section 1086 of the Act, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with section 1086 of the Act or any regulations made thereunder. The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

17.	Subject to such of the restrictions of these articles and to such of the conditions of issue of any share warrants as may be applicable, the Shares of any member and any share warrant may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve.

18.	Save in respect of Dragged Shares, Tag Shares, any Shares issued pursuant to the terms of the Opioid Trust CVR or the sale of the entire issued share capital of the Company, a Holder may only:

(a)	pledge, mortgage, or otherwise create (or permit to be created) any Encumbrance over or in respect of any of its Shares or any Interest in Shares;

(b)	transfer, dispose of, assign, licence, surrender, create any rights over or otherwise alienate all or any part of its Shares or any Interest in Shares;

(c)	enter into any agreement, arrangement, or understanding (whether legally binding or not) in respect of the votes attached to any of its Shares; or

(d)	enter into any agreement to do any of the foregoing;

in each case, where none of the circumstances set out in article 19 apply and the Board shall refuse to register any other purported transfer.

19.	The circumstances referred to in article 18 are as follows:

(a)	the transfer would have adverse regulatory or tax consequences to the Company (including any transfers that would result in a violation of U.S. securities laws or the Company being required to register under the Investment Company Act);

(b)	the transferee is a Company Competitor (provided that a transfer of ordinary shares to a private equity fund or financial investor that owns an equity interest in a Company Competitor shall not be deemed to be a transfer to a Company Competitor); or

(c)	the transferor has failed to comply with its obligations in articles 26-35.

20.	(a)	The Directors in their absolute discretion and without assigning any reason therefor may decline to register:

(i)	any transfer of a share which is not fully paid;

(ii)	any transfer to or by a minor or person of unsound mind;

(iii)	any transfer where the Board is not reasonably satisfied that the transfer restrictions contained in these articles have been complied with in respect of such transfer (provided that, for the avoidance of doubt, the Board may not decline to register any transfer of shares to a Company Competitor if such transfer is made pursuant to the drag-along and tag-along processes set forth in articles 26-35 or a sale in connection with a sale process as set forth in article 43);

(iv)	any transfer where the instrument of transfer has not been correctly stamped in respect of stamp duty; and

(v)	any transfer where the Board is satisfied, based on written advice from outside legal counsel, that any Required Consent has not been obtained.

(b)	The Directors may decline to recognise any instrument of transfer unless:

(i)	the instrument of transfer is accompanied by any evidence the Directors may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of one class of share only;

(iii)	the instrument of transfer is in favour of not more than four transferees; and

(iv)	it is lodged at the Office or at such other place as the Directors may appoint.

21.	If the Directors refuse to register a transfer, they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

22.	(a)	The Directors may from time to time fix a record date for the purposes of determining the rights of members to notice of and/or to vote at any general meeting of the Company. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Directors, and the record date shall be not more than eighty nor less than ten days before the date of such meeting. If no record date is fixed by the Directors, the record date for determining members entitled to notice of or to vote at a meeting of the members shall be the close of business on the day next preceding the day on which notice is given. Unless the Directors determine otherwise, a determination of members of record entitled to notice of or to vote at a meeting of members shall apply to any adjournment or postponement of the meeting.

(b)	In order that the Directors may determine the members entitled to receive payment of any dividend or other distribution or allotment of any rights or the members entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining members for such purpose shall be at the close of business on the day on which the Directors adopt the resolution relating thereto.

23.	Registration of transfers may be suspended at such times and for such period, not exceeding 30 days in each year, as the Directors may from time to time determine subject to the requirements of the Act.

24.	All instruments of transfer shall upon their being lodged with the Company remain the property of the Company and the Company shall be entitled to retain them.

25.	Subject to the provisions of these articles, whenever as a result of a consolidation of Shares or otherwise any members would become entitled to fractions of a Share, the Directors may sell or cause to be sold, on behalf of those members, the Shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale (subject to any applicable tax and abandoned property laws) in due proportion among those members, and the Directors may authorise some person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

DRAG ALONG

26.	Drag Along Right

(a)	Notwithstanding any other provision relating to the transfer of Shares under these articles, if a Holder or Holders that collectively own or hold more than 50% in nominal value of the issued ordinary shares (excluding, solely for purposes of calculating the nominal value of the issued ordinary shares used in the denominator of that calculation, the MIP Awards and MIP Shares and any Shares issued or issuable pursuant to the terms of the Opioid Trust CVR) (in these articles 26-30, the “Selling Shareholder(s)”) determine to effect, approve or otherwise take any action that would cause the occurrence of, or desire to consummate, a Sale Transaction (whether or not a shareholder vote is required) to or with a bona fide arm’s length buyer who is not an Affiliate of any of the Selling Shareholder(s) (the “Drag Buyer”), the Selling Shareholder(s) shall have the right, but not the obligation (the “Drag Along Right”) to require all other Holders (the “Dragged Shareholders”) to sell and transfer all of the Shares held by them (including, for the avoidance of doubt, the MIP Shares and any Shares issued pursuant to the terms of the Opioid Trust CVR) (the “Dragged Shares”) to the Drag Buyer under these articles (a “Drag Sale”).

27.	Drag Along Mechanism

(a)	The Selling Shareholder(s) may exercise the Drag Along Right by giving notice in writing to the Company (the “Drag Along Notice”) at least 15 Business Days prior to the date upon which the Drag-Along Sale is to be consummated, specifying:

(i)	the name and address of the Drag Buyer;

(ii)	that the Dragged Shareholders are required to transfer all of their Dragged Shares to the Drag Buyer on the same terms (subject to the provisions of article 28) as the Selling Shareholders(s);

(iii)	the proposed consideration payable for the Dragged Shares which shall, for each Dragged Share, be on the same terms, be the same per Share consideration and be in the same form (subject to any investment or reinvestment opportunity given to management of the Company or any of its subsidiaries) as the consideration offered by the Drag Buyer for the Selling Shareholder’s Shares and the terms and conditions of payment offered by the Drag Buyer;

(iv)	the proposed date, place and time for completion of the Drag Sale which will not be less than ten Business Days from the date of the Drag Along Notice (the “Drag Completion Date”); and

(v)	any other terms and conditions (including warranties, representations or indemnities as to title, capacity or authority) of the Drag Sale which shall (subject to any investment or reinvestment opportunity given to management of the Company or any of its subsidiaries and subject to the provisions of article 28) be the same or less onerous than the terms and conditions applicable to the Selling Shareholder’s transfer of the Selling Shareholder’s Shares to the Drag Buyer.

(b)	Following receipt of a Drag Along Notice in compliance with the requirements set forth in the foregoing clause (a), the Company shall promptly distribute copies of the Drag Along Notice to the Dragged Shareholders. The Drag Along Notice shall be accompanied by copies of all documents required to be executed by the Dragged Shareholders to give effect to the Drag Sale.

(c)	The Drag Sale shall be conditional on the contemporaneous (or earlier) completion of the transfer to the Drag Buyer of all of the Shares held by the Selling Shareholders.

(d)	A Drag Along Notice, once served, shall be irrevocable unless the Selling Shareholder(s) send a written notice to the Company that the Drag Sale will not be completed, in which case, the Drag Along Notice shall (along with all obligations under such Drag Along Notice) lapse.

(e)	The Selling Shareholder(s) shall be entitled to serve a further Drag Along Notice following the lapse of any particular Drag Along Notice.

28.	Commitments of the Dragged Shareholders

(a)	If a Drag Along Notice is delivered by the Company or by or on behalf of the Selling Shareholder(s) to the Dragged Shareholders, each of the Dragged Shareholders shall be required to:

(i)	(A) vote (including by written consent) such Dragged Shareholders’ Shares (to the extent of any voting rights), whether by proxy, voting agreement or otherwise, in favour of the Drag Sale and (B) not raise any objection against such Drag Sale (including objections relating to consideration being paid in connection therewith) or the process pursuant to which it was arranged, negotiated or consummated;

(ii)	if such Drag Sale is structured as a sale or transfer of Shares, be obligated to sell or transfer to the Drag Buyer, at the closing of such Drag Sale, all Shares held by such Dragged Shareholder (including, for the avoidance of doubt, the MIP Shares and any Shares issued pursuant to the terms of the Opioid Trust CVR) on purchase terms and conditions that are substantially the same as those purchase terms and conditions applicable to the Shares of the Selling Shareholder(s) of the same class (excluding any investment or reinvestment opportunity given to management of the Company or any of its subsidiaries), free and clear of any Encumbrances (other than any Encumbrances that are imposed by these articles or under applicable securities laws); provided, that the transaction consideration received by the Dragged Shareholders be on the same terms, be the same per Share consideration and be in the same form (excluding any investment or reinvestment opportunity given to management of the Company or any of its subsidiaries);

(iii)	if such Drag Sale is structured as a sale or transfer of assets (including by or through the sale, issuance or other disposition of Shares or other equity interests of, or reorganization, merger, unit or share exchange, consolidation or other business combination involving, any direct and/or indirect subsidiary or subsidiaries of the Company), approve any subsequent dissolution and liquidation of the Company or any of its subsidiaries in connection therewith and execute and/or deliver any applicable documents, instruments or agreements related thereto;

(iv)	execute and deliver any applicable purchase agreement, merger agreement, indemnity agreement, escrow agreement, confidentiality agreement, letter of transmittal, release or other agreements or documents governing or relating to such Drag Sale that the Company, the Selling Shareholder(s) or the Drag Buyer may request and which are executed and delivered by the Selling Shareholder(s) (other than any agreements or documents that relate to any investment or reinvestment opportunity given to management of the Company or any of its subsidiaries) (the “Drag Sale Documents”), and agree to (A) the same covenants, obligations, indemnities (pro rata with respect to Company matters) and agreements as made by the Selling Shareholder(s) set forth therein, including any obligations as to confidentiality of the terms of the Drag Sale (other than non-competition, non-solicitation and other similar restrictive covenants) on a several and not joint basis and (B) make representations or warranties, on a several and not joint basis, regarding organization, existence and good standing of such Dragged Shareholder, the power and authority of such Dragged Shareholder to enter into the Drag Sale, due authorization, execution and delivery by such Dragged Shareholder of the Drag Sale Documents, enforceability against such Dragged Shareholder of the Drag Sale Documents, good and marketable title (free and clear of all Encumbrances (other than any Encumbrances that are imposed by these articles or under applicable securities laws)) of the Shares of such Dragged Shareholder, the consents and notices required to be obtained or made by such Dragged Shareholder in connection with such Drag Sale, and no brokers’ fees owed by such Dragged Shareholder in connection with such Drag Sale; provided, however, that any indemnity and participation in any escrow to be provided in a Drag Sale shall be pro rata and the aggregate amount of liability for each Dragged Shareholder to the Drag Buyer under any indemnity and any escrow to be provided by a Dragged Shareholder in a Drag Sale shall not exceed the amount of gross proceeds payable to such Dragged Shareholder in connection with such Drag Sale (other than, in the case of an indemnity, on account of such Dragged Shareholder’s own fraud);

(v)	use commercially reasonable efforts to obtain or make any consents or filings necessary to be obtained or made by such Dragged Shareholder to effectuate such Drag Sale;

(vi)	waive and refrain from exercising any appraisal, dissenters or similar rights;

(vii)	not assert any claim against the Company, any member of the Board or any committee thereof or any other Holder or any of its Affiliates in connection with the Drag Sale;

(viii)	if required by the Selling Shareholder(s), elect, and agree to reimburse and indemnify (subject to a customary cap and customary limitations), a shareholder representative appointed by the Selling Shareholder(s)in connection with a Drag Sale; and

(ix)	not (A) take any action that would reasonably be expected to impede or be prejudicial to such Drag Sale, (B) assert, at any time, any claim against the Company, any member of the Board (or any committee thereof), or any other Holder or any of its Affiliates (including any Selling Shareholder and any of its Affiliates) in connection with such Drag Sale, or (C) except as permitted under and pursuant to article 95 or as required by law, rule, regulation or legal process, disclose to any person any information related to such Drag Sale (including the identity of the Drag Buyer, the fact that discussions or negotiations are taking place concerning such Drag Sale, or any of the terms, conditions or other information with respect to such Drag Sale); and

(x)	take any and all reasonably necessary actions in furtherance of the consummation of the Drag Sale.

29.	Drag Completion

(a)	Each Dragged Shareholder, on receipt of the Drag Along Notice and accompanying documents, shall be obliged to return to the Company no later than two Business Days prior to the Drag Completion Date:

(i)	if a certificate has been issued in respect of the relevant Shares, the relevant certificates(s) (or an indemnity in respect of any missing certificates in a form satisfactory to the Board) which shall be held against payment of the aggregate consideration due to it;

(ii)	duly executed stock transfer form(s) for its Shares in favour of the Drag Buyer; and

(iii)	duly executed copies of all documents required to be executed by the Dragged Shareholders to give effect to the Drag Sale.

(b)	On the Drag Completion Date, subject to receipt by the Company from the Drag Buyer of the consideration in respect of the Dragged Shares, the Company shall deliver to the Drag Buyer the executed share transfer forms and share certificates (or indemnities) in respect of the Dragged Shares and any documents required to be executed by the Dragged Shareholders to give effect to the Drag Sale and shall pay the consideration so received to the Dragged Shareholders in accordance with their entitlements.

(c)	If any Dragged Shareholder fails to execute and deliver transfer(s) in respect of any Dragged Shares held by it under this article 29 (the “Defaulting Dragged Shareholder”):

(i)	the Company may authorise any Director or officer, to execute and deliver as agent and attorney for and on behalf of the Defaulting Dragged Shareholder the transfer of those Dragged Shares to the Drag Buyer and any other documents required to be executed by the Dragged Shareholders to give effect to the Drag Sale;

(ii)	the Company may receive and give a good discharge for the consideration on behalf of the Defaulting Dragged Shareholder and (subject to a stamp certificate being issued in respect of the transfer) enter the name of the Drag Buyer in the Register of members as the registered holder of the Drag Shares so purchased by it, and it shall be no impediment to registration of Shares under this article 29(c) that no share certificate has been produced; and

(iii)	the Board shall, where the consideration is cash, pay the consideration (net of any applicable deductions) in respect of such Defaulting Dragged Shareholder’s Shares into a separate bank account in the Company’s name and shall hold such consideration on trust (but without interest) for the Defaulting Dragged Shareholder and, where the consideration is not cash, hold the consideration on trust (but without interest) and until:

(A)	the Defaulting Dragged Shareholder delivers its share certificate(s) in respect of the relevant Dragged Shares (or an indemnity, in a form reasonably satisfactory to the Company, in respect of any lost share certificate) to the Company; or

(B)	such time as the Board may determine when it shall be paid the consideration (but without interest).

(d)	To secure each Holder’s obligations under these articles, each Holder irrevocably appoints the Company as its attorney and/or agent with authority to act in that Holder’s name and on its behalf to execute and deliver any and all agreements, transfers, instruments, deeds and other documents necessary to give full effect to this article 29 (but no other) (including, without limitations, article 29(a)) and the Company shall be entitled to delegate the exercise of such authority to any Director or officer from time to time.

(e)	Each Selling Shareholder and each Dragged Shareholder will bear its pro rata share (based upon the allocation among each such Dragged Shareholder of the consideration payable in respect of Shares in the Drag Sale) of the costs and expenses of any Drag Sale to the extent such costs and expenses are incurred for the benefit of all Dragged Shareholders or the Company and are not otherwise paid by the Company or the Drag Buyer. Costs and expenses incurred by any Selling Shareholder or Dragged Shareholder on its own behalf will not be considered costs and expenses of the Drag Sale and will be borne solely by such Selling Shareholder or Dragged Shareholder, as applicable.

30.	New Members

(a)	A Drag Along Notice shall be deemed to have been served, on the same terms as the previous Drag Along Notice, on any person who becomes a member of the Company following the issue of a Drag Along Notice but prior to the completion of a Drag Sale, under the exercise of a pre-existing option to acquire Shares in the Company or otherwise, following the issue of a Drag Along Notice but prior to completion of a Drag Sale (a “New Drag Member”). Such New Drag Member shall be required sell and transfer its Shares, and the provisions of articles 26, 27, 28, 29 and this article 30 shall apply mutatis mutandis to such New Drag Member.

TAG ALONG

31.	Tag Along Rights

(a)	If a Holder or Holders that collectively own or hold 50% or more in nominal value of the issued ordinary shares (excluding, solely for purposes of calculating the nominal value of the issued ordinary shares used in the denominator of that calculation, the MIP Awards and MIP Shares and any Shares issued or issuable pursuant to the terms of the Opioid Trust CVR) (in these articles 31-35, the “Selling Shareholder(s)”) proposes to transfer those Shares (in any transaction or series of related transactions) to a bona fide arm’s length buyer who is not an Affiliate of any of the Selling Shareholder(s) or their Affiliates (the “Tag Buyer”), other than a transfer where a Drag Along Notice has been served under the terms of article 27, (a “Tag Sale”), the Selling Shareholder(s) shall offer, or procure that the Tag Buyer offers, each of the other Holders of ordinary shares (each, including, for the avoidance of doubt, the Holders of any MIP Shares and any Shares issued pursuant to the terms of the Opioid Trust CVR, a “Remaining Shareholder”) the opportunity to participate in such Tag Sale (a “Tag Offer”), on the same terms as the Selling Shareholder(s) (subject to any investment or reinvestment opportunity given to management of the Company or any of its subsidiaries), up to that number of Shares owned or held by such Remaining Shareholder equal to the product of (x) the total number of Shares to be acquired by the Tag Buyer in the proposed Tag Sale and (y) such Remaining Shareholder’s proportionate percentage of the issued Shares collectively owned or held by the Selling Shareholder(s) and all participating Remaining Shareholders (the “Tag Shares”).

32.	Tag Along Mechanism

(a)	The Selling Shareholder(s) shall deliver to the Company notice in writing of the Tag Offer (the “Tag Offer Notice”), at least 15 Business Days before the proposed date for completion of the Tag Sale (which date shall take account of the grant of any Required Consent in respect of the proposed transfer (and if a Required Consent is required, the Selling Shareholder(s), the Company and the Remaining Shareholders shall at their own cost co-operate with each other party, and provide all necessary information and assistance reasonably required by any other party, in connection with (and to facilitate) the grant of such Required Consent, including the making of any necessary applications for such Required Consent) (the “Tag Completion Date”).

(b)	The Tag Offer Notice shall set out:

(i)	the name and address of the Tag Buyer;

(ii)	the number of Tag Shares proposed to be purchased by the Tag Buyer;

(iii)	the Tag Completion Date;

(iv)	the consideration for the Tag Shares;

(v)	where the consideration comprises, in whole or in part, non-cash consideration, a description of such non-cash consideration;

(vi)	the time period within which the Tag Offer must be accepted, which shall not be less than ten Business Days from the date of the Tag Offer Notice (the “Tag Acceptance Period”); and

(vii)	any other terms and conditions (including any warranties, representations or indemnities) of the Tag Offer, provided that:

(A)	the consideration to be received by the Tagging Shareholder shall (subject to any investment or reinvestment opportunity given to management of the Company or any of its subsidiaries) be on the same terms, the same per ordinary share consideration and in the same form as the consideration received by the Selling Shareholder(s);

(B)	the Tagging Shareholders shall only be required to make representations and warranties, on a several and not joint basis, regarding: (I) organization, existence and good standing of such Tagging Shareholder; (II) the power and authority of such Tagging Shareholder to enter into the Tag Sale; (III) due authorisation, execution and delivery by such Tagging Shareholder of such documents and agreements required to be executed by the Tagging Shareholders to give effect to the Tag Sale (the “Tag Sale Documents”) and enforceability against such Tagging Shareholder of such documents and agreements; (IV) good and marketable title (free and clear of all Encumbrances) of the Shares of such Tagging Shareholder; (V) the consents and notices required to be obtained or made by such Tagging Shareholder in connection with such Tag Sale; (VI) no conflicts with organizational documents, contracts or law applicable to such Tagging Shareholder; (VII) no legal proceedings against such Tagging Shareholder; and (VIII) no brokers’, finders’ or other fees owed by such Tagging Shareholder in connection with such Tag Sale; and

(C)	any indemnity and participation in any escrow to be provided in such Tag Sale shall be pro rata and not exceed the amount of proceeds payable to such Tagging Shareholder in connection with such Tag Sale (other than, in the case of an indemnity, on account of such Tagging Shareholder’s own fraud).

(c)	Following receipt of a Tag Along Notice in compliance with the requirements set forth in the foregoing clause (b), the Company shall promptly distribute copies of the Tag Along Notice to the Remaining Shareholders. The Tag Offer Notice shall be accompanied by copies of all documents required to be executed by the Tagging Shareholders to give effect to the Tag Sale.

(d)	If a Remaining Shareholder wishes to accept the Tag Offer (in such event, a “Tagging Shareholder”), the Tagging Shareholder shall notify the Company in writing within the Tag Acceptance Period (any such notice, a “Tag Response Notice”). Any Remaining Shareholder that does not deliver a Tag Response Notice to the Company prior to expiry of the Tag Acceptance Period shall be deemed to have declined the Tag Offer.

(e)	If any Tagging Shareholder accepts the Tag Offer, completion of the Tag Sale shall be conditional on completion of the sale and purchase of all the Tag Shares held by Tagging Shareholders. The consummation of any proposed Tag Sale (in whole or part) shall occur in the sole discretion of the Selling Shareholder(s), who shall have no liability or obligation whatsoever to any other Holder of Shares participating therein in connection with the negotiation of, structuring, restructuring and cancellation (in whole or part) of such Tag Sale (it being understood that any consummation or cancellation in part shall apply proportionally with respect to the Selling Shareholder(s) and the Tagging Shareholders).

(f)	Each Tagging Shareholder shall be obliged to return to the Company no later than two Business Days prior to the Tag Completion Date:

(i)	if a certificate has been issued in respect of the relevant Shares, the relevant certificates(s) (or an indemnity in respect of any missing certificates in a form satisfactory to the Board) which shall be held against payment of the aggregate consideration due to it;

(ii)	duly executed stock transfer form(s) for its Shares in favour of the Tag Buyer; and

(iii)	duly executed copies of all documents required to be executed by the Tagging Shareholders to give effect to the Tag Sale.

(g)	Each Tagging Shareholder shall bear its share of the costs of the Tag Sale pro rata to the proceeds received by it in the Tag Sale. Each Tagging Shareholder shall be entitled to receive the consideration in respect of its Tag Shares (less its share of the costs) at the same time as the Selling Shareholder(s) in respect of their Shares.

(h)	If the Tag Buyer fails to make a Tag Offer to all Remaining Shareholders in the Company under these articles 31-35, the Selling Shareholder(s) shall not be entitled to complete the Tag Sale, the Company shall not register any transfer and any purported registration of a transfer shall be void.

(i)	If any Tagging Shareholder (a “Defaulting Tagging Shareholder”) electing to participate in a Tag Sale materially breaches any of its obligations under articles 31 or 32 in respect of such Tag Sale or any of its representations or obligations under any of the Tag Sale Documents, then, (i) at the option of the Selling Shareholder(s), such Tagging Shareholder will not be permitted to participate in such Tag Sale and the Tagging Shareholder(s) can proceed to close such Tag Sale excluding the sale of such Tagging Shareholder’s Shares therefrom and (ii) at the option of the Selling Shareholder(s), the number of Shares to be transferred or sold by the Selling Shareholder(s) and the Tagging Shareholder (excluding the Defaulting Tagging Shareholder) shall be recalculated pursuant to article 31 excluding the Defaulting Tagging Shareholder from such calculation.

(j)	The Company shall, and shall use its commercially reasonable efforts to cause its officers, employees, agents, contractors and others under its control to, cooperate and assist in any proposed Tag Sale and not take any action which would reasonably be expected to impede or be prejudicial to any such Tag Sale. Pending the completion of any proposed Tag Sale, the Company shall comply with the terms of the Tag Sale Documents to which it is a party and shall use commercially reasonable efforts to operate the Company and its subsidiaries in the ordinary course of business and to maintain all existing business relationships in good standing (unless otherwise required by the Tag Sale Documents).

(k)	If, within 120 calendar days after delivery of the Tag-Along Response Notice, the Selling Shareholder(s) have not completed the transfer or sale of its Shares on the same terms and conditions set forth in the Tag Offer Notice, the Selling Shareholder(s) shall return to each Tagging Shareholder any documents in the possession of the Selling Shareholder(s) executed by the Tagging Shareholders in connection with the proposed Tag Sale.

(l)	Notwithstanding the provisions of these articles, the Company and any Selling Shareholder shall also comply with all applicable requirements of the Securities Act and the rules and regulations thereunder with respect to the matters set forth in articles 31–35.

33.	New Members

(a)	A Tag Offer Notice shall be deemed to have been served, on the same terms as the previous Tag Offer Notice, on any person who becomes a member of the Company following the issue of a Tag Offer Notice but prior to completion of a Tag Sale, under the exercise of a pre-existing option to acquire Shares in the Company or otherwise (for the purposes of these articles 31-35, a “New Tag Member”). Such New Tag Member may elect to sell and transfer such proportion of the Shares acquired by it as represents, as nearly as may be, the proportion which the total number of Tag Shares bears to the total number of Shares in issue and the provisions of articles 31-35 shall apply mutatis mutandis to the New Tag Member.

34.	Non-Acceptance by Shareholders

(a)	If some or all of the Remaining Shareholders decline, or are deemed to have declined, the Tag Offer, the Tag Sale is permitted to be made provided:

(i)	it is completed within 90 Business Days of the expiry of the Tag Acceptance Period or if applicable, the long-stop date for the satisfaction of the Required Consent (as agreed between the Selling Shareholder and the Tag Buyer); and

(ii)	it takes place on terms and conditions no more favourable in any material respect to those stated on the Tag Offer Notice.

(b)	All Holders agree to vote their Shares for the Tag Sale at any meeting of Holders (or any class) called to vote on or approve the Tag Sale and/or consent in writing to the Tag Sale.

35.	Non Completion of Tag Sale

(a)	If the Tag Sale is not completed within the period set out in article 34, the Selling Shareholder shall promptly return to the Tagging Shareholders all documents (if any) previously delivered in respect of the Tag Sale, and all the restrictions on transfer contained in these articles with respect to Shares held or owned by the Selling Shareholder and such Tagging Shareholder shall again be in effect.

TRANSMISSION OF SHARES

36.	In the case of the death of a member, the survivor or survivors where the deceased was a joint Holder, and the personal representatives of the deceased where he was a sole Holder, shall be the only persons recognised by the Company as having any title to his interest in the Shares; but nothing herein contained shall release the estate of a deceased joint Holder from any liability in respect of any Share which had been jointly held by him with other persons.

37.	Any person becoming entitled to a Share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as herein provided, elect either to be registered himself as Holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Shares by that member before his death or bankruptcy, as the case may be.

38.	If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered, he shall testify his election by executing to that person a transfer of the Share. All the limitations, restrictions and provisions of these articles relating to the right to transfer and the registration of transfers of Shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice of transfer were a transfer signed by that member.

39.	A person becoming entitled to a Share by reason of the death or bankruptcy of the Holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Holder of the Share, except that he shall not, before being registered as a member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to the meetings of the Company, so, however, that the Directors may at any time give notice requiring such person to elect either to be registered himself or to transfer the Share, and if the notice is not complied with within 90 days, the Directors may thereupon withhold payment of all dividends, bonuses or other moneys payable in respect of the Share until the requirements of the notice have been complied with.

ALTERATION OF CAPITAL

40.	The Company may from time to time by Ordinary Resolution increase the authorised share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

41.	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association subject, nevertheless, to the Act; or

(c)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled.

42.	The Company may by Special Resolution (or by Ordinary Resolution where permitted by section 83 of the Act) reduce its share capital, any capital redemption reserve fund, any share premium account or any undenominated capital in any manner and with and subject to any incident authorised, and consent required, by law.

SALE PROCESS

43.	A Holder or Holders that collectively own or hold more than 50% in nominal value of the issued ordinary shares (excluding, solely for purposes of calculating the nominal value of the issued ordinary shares used in the denominator of that calculation, the MIP Awards and MIP Shares and any Shares issued or issuable pursuant to the terms of the Opioid Trust CVR) shall be entitled, upon reasonable written notice to the Board, to require the Board to initiate a process for a review of strategic alternatives for the Company and a sale of all or a portion of the Company’s assets or business segments (including a Sale Transaction) and appoint a financial advisor, in each case, within a reasonable time specified by such Holder or Holders. The Board and the Company shall, and shall cause their respective employees and representatives to, co-operate with and assist fully such financial advisor who shall have full access to all relevant information of the Company (subject to such financial advisor entering into a confidentiality agreement which shall be in a customary form reasonably acceptable to the Company) to enable a review of strategic alternatives for the Company and a sale of all or a portion of the Company’s assets or business segments (including a Sale Transaction) to be effected and shall meet with such financial advisor and / or any prospective purchaser if required. Subject to all applicable laws, the fees and expenses of such financial advisor shall be borne by the Company or another Group Company.

44.	Where article 43 applies, the Company shall provide Information Rights Members with regular updates on the sale process and prompt notice of any material developments of such process.

SALE, LEASE OR EXCHANGE OF ASSETS

45.	The Directors shall not sell, lease or exchange all or substantially all of the Company’s property and assets, including the Company’s goodwill and its corporate franchises, (a “Substantially Entire Asset Sale”) without the prior consent of a Holder or Holders that collectively own or hold more than 50% in nominal value of the issued ordinary shares (excluding, solely for purposes of calculating the nominal value of the issued ordinary shares used in the denominator of that calculation, the MIP Awards and MIP Shares and any Shares issued or issuable pursuant to the terms of the Opioid Trust CVR), but subject to obtaining such consent, the Directors are authorised to effect such a Substantially Entire Asset Sale upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, including shares of stock in, and/or other securities of, any other company or companies, as the Directors deem expedient and for the best interests of the Company. Notwithstanding authorisation or consent to a Substantially Entire Asset Sale by the members, the Board may, in good faith consistent with the Directors’ fiduciary duties, abandon such sale, lease or exchange without further action of the members, subject to the rights, if any, of third parties under any contract relating thereto. Notwithstanding the foregoing, no approval or resolution adopted by the members shall be required for a sale, lease or exchange of property and assets of the Company to a subsidiary.

This article 45 shall not be deemed to limit or otherwise modify articles 43 or 44. For the purposes of this article 45:

(a)	the property and assets of the Company include the property and assets of any subsidiary of the Company; and

(b)	“subsidiary” means any entity wholly owned and controlled, directly or indirectly, by the Company and includes, without limitation, companies, partnerships, limited partnerships, limited liability partnerships, limited liability companies, and/or statutory trusts.

GENERAL MEETINGS

46.	The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it. Not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next. This article 46 shall not apply in the case of the first general meeting, in respect of which the Company shall convene the meeting within the time periods required by the Act.

47.	Subject to the Act, all general meetings of the Company may be held outside of Ireland.

48.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

49.	The Directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or on requisition of the Company’s auditors, or in default may be convened by such requisitionists, as provided in section 178(3) Act.

50.	All provisions of these articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the Holders of any class of shares in the capital of the Company, except that:

(a)	the necessary quorum shall be one or more persons holding or representing by proxy (whether or not such Holder actually exercises his voting rights in whole, in part or at all at the relevant general meeting) at least one-half in nominal value of the issued shares of the class or, at any adjourned meeting of such Holders, one Holder present in person or by proxy, whatever the amount of his holding, shall be deemed to constitute a meeting;

(b)	any Holder of shares of the class present in person or by proxy may demand a poll; and

(c)	on a poll, each Holder of shares of the class shall have one vote in respect of every share of the class held by him.

51.	A Director shall be entitled, notwithstanding that he is not a member, to attend and speak at any general meeting and at any separate meeting of the Holders of any class of shares in the Company.

NOTICE OF GENERAL MEETINGS

52.	(a)	Subject to the provisions of the Acts allowing a general meeting to be called by shorter notice, an annual general meeting, and an extraordinary general meeting called for the passing of a Special Resolution, shall be called by not less than 21 Clear Days’ notice and all other extraordinary general meetings shall be called by not less than 14 Clear Days’ notice.

(b)	Any notice convening a general meeting shall specify the time and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a member entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his place and that a proxy need not be a member of the Company. It shall also give particulars of any Directors who are to retire at the meeting and of any persons who are recommended by the Directors for appointment or re-appointment as Directors at the meeting or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re-appointment as Directors at the meeting. Provided that the latter requirement shall only apply where the intention to propose the person has been received by the Company in accordance with the provisions of these articles. Subject to any restrictions imposed on any shares, the notice of the meeting shall be given to all the members of the Company as of the record date set by the Directors and to the Directors and the Company’s auditors.

(c)	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

53.	Where, by any provision contained in the Acts, extended notice is required of a resolution, the resolution shall not be effective (except where the Directors of the Company have resolved to submit it) unless notice of the intention to move it has been given to the Company not less than 28 days (or such shorter period as the Acts permit) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Acts.

PROCEEDINGS AT GENERAL MEETINGS

54.	All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of the review by the members of the Company’s affairs declaring a dividend, the consideration of the Company’s statutory financial statements and the reports of the Directors and auditors, the election of Directors, the re-appointment of the retiring auditors and the fixing of the remuneration of the auditors.

55.	Without prejudice to the rights of the First Designator, the Second Designators and the Nominating and Selection Committee set forth in articles 116, 118, 122 and 123 and the limitations on nominating, appointing, removing and replacing Directors set out therein, at any annual general meeting of the members, only such nominations of persons for election to the Board shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual general meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must not be contrary to the limitations on the nomination, appointment, removal and replacement of Directors set out in articles 116, 118, 122 and 123 and must be: (a) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly made at the annual general meeting, by or at the direction of the Board or (c) otherwise properly requested to be brought before the annual general meeting by a member of the Company in accordance with these articles. For nominations of persons for election to the Board or proposals of other business to be properly requested by a member to be made at an annual general meeting, such nomination or proposal must not be contrary to the limitations on the nomination, appointment, removal and replacement of Directors set out in 116, 118, 122 and 123 and a member must (i) be a member at the time of giving of notice of such annual general meeting by or at the direction of the Board and at the time of the annual general meeting, (ii) be entitled to vote at such annual general meeting and (iii) comply with the procedures set forth in these articles as to such business or nomination. The immediately preceding sentence shall be the exclusive means for a member to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Company’s notice of meeting) before an annual general meeting of members.

56.	At any extraordinary general meeting of the members, only such business shall be conducted or considered, as shall have been properly brought before the meeting pursuant to the Company’s notice of meeting. To be properly brought before an extraordinary general meeting, proposals of business must be (a) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the extraordinary general meeting, by or at the direction of the Board, or (c) otherwise properly brought before the meeting by any members of the Company pursuant to the valid exercise of power granted to them under the Acts.

57.	Without prejudice to the rights of the First Designator, the Second Designators and the Nominating and Selection Committee set forth in articles 116, 118, 122 and 123 and the limitations on nominating and appointing Directors set out therein, nominations of persons for election to the Board may be made at an extraordinary general meeting of members at which Directors are to be elected pursuant to the Company’s notice of meeting (a) by or at the direction of the Board, (b) by any members of the Company pursuant to the valid exercise of power granted to them under the Acts, or (c) provided that the Board has determined that Directors shall be elected at such meeting, by any member of the Company who (i) is a member at the time of giving of notice of such extraordinary general meeting and at the time of the extraordinary general meeting, (ii) is entitled to vote at the meeting and (iii) complies with the procedures set forth in these articles as to such nomination, provided always no Director shall be proposed contrary to the limitations on the nomination and appointment of Directors set out in articles 116, 118, 122 and 123. The immediately preceding sentence shall be the exclusive means for a member to make nominations (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Company’s notice of meeting) before an extraordinary general meeting of members.

58.	Except as otherwise provided by law, the memorandum of association or these articles, the Chairman of any general meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the general meeting was made or proposed, as the case may be, in accordance with these articles and, if any proposed nomination or other business is not in compliance with these articles, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

59.	No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. One or more Holders, present in person or by proxy (whether or not such Holder actually exercises his voting rights in whole, in part or at all at the relevant general meeting), entitling them to exercise a majority of the voting power of the Company on the relevant record date shall constitute a quorum.

60.	Any general meeting duly called at which a quorum is not present shall be adjourned and the Company shall provide notice pursuant to article 52 in the event that such meeting is to be reconvened.

61.	The Chairman, if any, of the Board shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he is not present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act, any Director of the Company or any other person nominated by the Board (or if the Board has not nominated any such person prior to the meeting or such person is not present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act, such an officer or Director or any other person elected by the Directors present at the meeting) shall preside as Chairman of the meeting.

62.	If at any general meeting no person nominated in accordance with article 61 is willing to act as Chairman or if no such person is present within 15 minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be Chairman of the meeting.

63.	The Chairman may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place without notice other than by announcement of the time and place of the adjourned meeting by the Chairman of the meeting. The Chairman of the meeting may at any time without the consent of the meeting adjourn the meeting to another time and/or place if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed by the Board. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

64.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by:

(a)	the Chairman; or

(b)	by at least three members present in person or by proxy; or

(c)	by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)	by a member or members holding Shares in the Company conferring the right to vote at the meeting being Shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the Shares conferring that right.

Unless a poll is so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

The demand for a poll may be withdrawn.

65.	Except as provided in article 66, if a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

66.	A poll demanded on the election of the Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the meeting directs, and any business other than that on which a poll has been demanded may be proceeded with pending the taking of the poll.

67.	Where there is an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to any other vote he may have.

68.	Unless the Directors otherwise determine, no member shall be entitled to vote at any general meeting or any separate meeting of the Holders of any class of Shares in the Company, either in person or by proxy, or to exercise any privilege as a member in respect of any Share held by him unless all monies then payable by him in respect of that Share have been paid.

ADVANCE NOTICE OF MEMBER BUSINESS AND NOMINATIONS

69.	Without qualification or limitation, subject to article 81, and subject to the rights of the First Designator, the Second Designators and the Nominating and Selection Committee set out in articles 116 and 118, for nominations or any other business to be properly brought before an annual general meeting by a member pursuant to article 55, the member must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by article 82), and timely updates and supplements thereof, in writing to the Secretary, and such other business must otherwise be a proper matter for member action.

70.	To be timely, a member’s notice shall be delivered to the Secretary at the Office not earlier than the close of business on the 90th day and not later than the close of business on the 60th day prior to the first anniversary of the preceding year’s annual general meeting; provided, however, that in the event that the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the member must be so delivered not earlier than the close of business on the 90th day prior to the date of such annual general meeting and not later than the close of business on the later of the 60th day prior to the date of such annual general meeting or, if the first public announcement of the date of such annual general meeting is less than 100 days prior to the date of such annual general meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company; provided, further, that with respect to the 2024 annual general meeting, notice by the member must be so delivered not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournment or postponement of an annual general meeting, or the public announcement thereof, commence a new time period for the giving of a member’s notice as described above.

71.	In addition, to be considered timely, a member’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten Business Days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Office not later than five Business Days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight Business Days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any adjournment or postponement thereof.

72.	Without prejudice to the rights of the First Designator, the Second Designators and the Nominating and Selection Committee set forth in articles 116, 118, 122 and 123 and the limitations on nominating, appointing, removing and replacing Directors set out therein, and subject to article 81, in the event the Company calls an extraordinary general meeting of members for the purpose of electing one or more directors to the Board, any member may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, provided that the member gives timely notice thereof (including the completed and signed questionnaire, representation and agreement required by article 82), and timely updates and supplements thereof, in writing, to the Secretary.

73.	To be timely, a member’s notice shall be delivered to the Secretary at the Office not earlier than the close of business on the 120th day prior to the date of such extraordinary general meeting and not later than the close of business on the later of the 90th day prior to the date of such extraordinary general meeting or, if the first public announcement of the date of such extraordinary general meeting is less than 100 days prior to the date of such extraordinary general meeting, the 10th day following the day on which public announcement is first made of the date of the extraordinary general meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment or postponement of an extraordinary general meeting, or the public announcement thereof, commence a new time period for the giving of a member’s notice as described above.

74.	In addition, to be considered timely, a member’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten Business Days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Office not later than five Business Days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight Business Days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any adjournment or postponement thereof.

75.	To be in proper form, a member’s notice (whether given pursuant to articles 69-71 or articles 72-74) to the Secretary must include the following, as applicable:

76.	As to the member giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a member’s notice must set forth: (i) the name and address of such member, as they appear on the Company’s books, of such beneficial owner, if any, and of their respective Affiliates or associates or others acting in concert therewith, (ii) (A) the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by such member, such beneficial owner and their respective Affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Company, through the delivery of cash or other property, or otherwise, and without regard to whether the member, the beneficial owner, if any, or any Affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such member, the beneficial owner, if any, or any Affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such member has a right to vote any class or series of shares of the Company, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such member, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such member with respect to any class or series of the shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Company (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the Company owned beneficially by such member that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such member is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such member is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, including without limitation any such interests held by members of such member’s immediate family sharing the same household, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Company held by such member, and (I) any direct or indirect interest of such member in any contract with the Company, any Affiliate of the Company or any Company Competitor (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (iii) any other information relating to such member and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

77.	If the notice relates to any business other than a nomination of a director or directors that the member proposes to bring before the meeting, a member’s notice must, in addition to the matters set forth in article 76 above, also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such member and beneficial owner, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend these articles, the text of the proposed amendment), and (iii) a description of all agreements, arrangements and understandings between such member and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such member.

78.	As to each person, if any, whom the member proposes to nominate for election or re-election to the Board, a member’s notice must, in addition to the matters set forth in article 76 above, also set forth: (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such member and beneficial owner, if any, and their respective Affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective Affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K under the Exchange Act if the member making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any Affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

79.	With respect to each person, if any, whom the member proposes to nominate for election or re-election to the Board, a member’s notice must, in addition to the matters set forth in articles 76 and 78 above, also include a completed and signed questionnaire, representation and agreement required by article 82. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent Director of the Company or that could be material to a reasonable member’s understanding of the independence, or lack thereof, of such nominee.

80.	Notwithstanding the provisions of these articles, a member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in articles 69 - 82; provided, however, that any references in these articles to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these articles with respect to nominations or proposals as to any other business to be considered pursuant to articles 54 - 58.

81.	Nothing in these articles shall be deemed to affect any rights (i) of members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of members of the Company to bring business before an extraordinary general meeting pursuant to the valid exercise of power granted to them under the Acts. Subject to Rule 14a-8 under the Exchange Act, nothing in these articles shall be construed to permit any member, or give any member the right, to include or have disseminated or described in the Company’s proxy statement any nomination of a director or directors or any other business proposal.

82.	Subject to the rights of members of the Company to propose nominations at an extraordinary general meeting pursuant to the valid exercise of power granted to them under the Acts, and without prejudice to the rights of the First Designator, the Second Designators and the Nominating and Selection Committee set forth in articles 116 and 118, to be eligible to be a nominee for election or re-election as a director of the Company, a person must deliver (in accordance with the time periods prescribed for delivery of notice under articles 69 - 81) to the Secretary at the Office a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Company, and will comply with all applicable corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Company publicly disclosed from time to time.

VOTES OF MEMBERS

83.	Subject to any special rights or restrictions as to voting for the time being attached by or in accordance with these articles to any class of shares, on a show of hands every member present in person and every proxy shall have one vote, but so that no one member shall on a show of hands have more than one vote in respect of the aggregate number of shares of which he is the Holder, and on a poll every member who is present in person or by proxy shall have one vote for each share of which he is the Holder.

84.	When there are joint Holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose, seniority shall be determined by the order in which the names stand in the Register.

85.	A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in Ireland or elsewhere) in matters concerning mental disorder, may vote, whether on a show of hands or on a poll, by his committee, receiver, guardian or other person appointed by that court and any such committee, receiver, guardian or other person may vote by proxy on a show of hands or on a poll. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the Office or at such other address as is specified in accordance with these articles for the receipt of appointments of proxy and in default the right to vote shall not be exercisable.

86.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

87.	Votes may be given either personally or by proxy.

88.	(a)	Every member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his behalf and may appoint more than one proxy to attend, speak and vote at the same meeting; provided, that each proxy is appointed to exercise the rights attached to a different share or shares held by the member. The appointment of a proxy shall be in any form which the Directors may approve (subject to compliance with any requirements as to form prescribed by the Acts and the Exchange Act) and, if required by the Company, shall be signed by or on behalf of the appointor. In relation to written proxies, a body corporate must sign a form of proxy under its common seal (if applicable) or under the hand of a duly authorised officer or attorney thereof. A proxy need not be a member of the Company. The appointment of a proxy in electronic or other form shall only be effective in such manner as the Directors may approve and subject to any requirements of the Acts. An instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative (other than a standing proxy or representative) together with such evidence as to its due execution as the Board may from time to time require, may be returned to the address or addresses stated in the notice of meeting or adjourned meeting or any other information or communication by such time or times as may be specified by the Board in the notice of meeting or adjourned meeting or in any other such information or communication (which times may differ when more than one place is so specified) or, if no such time is specified, at any time prior to the holding of the relevant meeting or adjourned meeting at which the appointee proposes to vote, and, subject to the Acts, if not so delivered the appointment shall not be treated as valid.

(b)	Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such electronic or internet communication or facility to be made. The Directors may in addition prescribe the method of determining the time at which any such electronic or internet communication or facility is to be treated as received by the Company. The Directors may treat any such electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a Holder as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Holder.

89.	Any body corporate which is a member of the Company may authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company. The Company may require evidence from the body corporate of the due authorisation of such person to act as the representative of the relevant body corporate.

90.	An appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been received by the Company for the purposes of any meeting shall not require to be delivered, deposited or received again by the Company for the purposes of any subsequent meeting to which it relates.

91.	Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. An appointment proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates.

92.	(a)	A vote given or poll demanded in accordance with the terms of an appointment of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal, or the revocation of the appointment of proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or transfer of the share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no intimation in writing (whether in electronic form or otherwise) of such death, insanity, revocation or transfer shall have been received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used or at which the representative acts.

(b)	The Directors may send, at the expense of the Company, by post, electronic mail or otherwise, to the members forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.

93.	The instrument appointing a proxy shall, be deemed to confer authority to demand or join in demanding a poll.

94.	Subject to the Act and the Exchange Act, a resolution in writing signed by all of the members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in like form each signed by one or more persons, and if described as a Special Resolution shall be deemed to be a Special Resolution within the meaning of the Act. Any such resolution shall be served on the Company.

INFORMATION RIGHTS

95.	The Company shall enter into an information rights deed (“Information Rights Deed”) for the benefit of the Information Rights Members from time to time in a form agreed between the Information Rights Members and the Company, governing the provision of information by the Company to such Information Rights Members. Upon becoming an Information Rights Member, a Holder shall be deemed to have the benefit of and be bound by the obligations of the Information Rights Deed.

DIRECTORS

96.	The number of Directors constituting the Board shall be seven; provided, that the Company may from time to time by Special Resolution increase or reduce the maximum number of Directors.

97.	The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed number in article 96 the provisions of article 123 shall apply. If, at any annual general meeting of the Company, the number of Directors is reduced below the minimum number prescribed in the Act due to the failure of any Directors to be re-elected, then in those circumstances, the two Directors which receive the highest number of votes in favour of re-election shall be re-elected and shall remain Directors until such time as additional Directors have been appointed to replace them as Directors. If, at any annual general meeting of the Company, the number of Directors is reduced below the minimum number prescribed in the Act in any circumstances where one Director is re-elected, then that Director shall hold office until the next annual general meeting and the Director which (excluding the re-elected Director) receives the highest number of votes in favour of re-election shall be re-elected and shall remain a Director until such time as one or more additional Directors have been appointed to replace him or her. If there are no Director or Directors able or willing to act then any two members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to the provisions of the Acts and these articles) only until the conclusion of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting.

98.	Each Director shall be paid a fee for their services at such rate as may from time to time be determined by the Board. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company.

99.	If any Director shall be called upon to perform extra services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, the Company may remunerate such Director either by a fixed sum or by a percentage of profits or otherwise as may be determined by a resolution passed at a meeting of the Directors and such remuneration may be either in addition to or in substitution for any other remuneration to which he may be entitled as a Director.

100.	A Director (whether or not a member of the Company) shall be entitled to attend and speak at general meetings.

101.	Unless the Company otherwise directs, a Director of the Company may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as Holder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company.

CHAIRMAN

102.	The Chairman will be selected from amongst the Directors by the Nominating and Selection Committee. In the event that the Nominating and Selection Committee ceases to exist, any replacement of the Chairman will be determined by a majority of the Board.

BORROWING POWERS

103.	Subject to the Act, the Directors may exercise all the powers of the Company to borrow or raise money, and to mortgage or charge its undertaking, property, assets and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

POWERS AND DUTIES OF THE DIRECTORS

104.	The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Acts or by these articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these articles and to the provisions of the Acts and to such directions, not being inconsistent with the Acts or these articles, as may be given by the Board in general meeting.

105.	The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

106.	The Company may exercise the powers conferred by the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

107.

(a)	Each Director is expressly permitted (for the purposes of Section 228(1)(d) of the Act) to use vehicles, telephones, computers, accommodation and any other Company property as may be specified by the Directors where such use is approved by the Board or by any person so authorised by the Board or as permitted by their terms of employment or appointment.

(b)	A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors in accordance with the Act.

(c)	As recognised by section 228(1)(e) of the Act, the Directors may agree to restrict their power to exercise an independent judgement but only where this has been approved by a resolution of the Board of the Company.

(d)	Nothing in section 228(1)(d) or section 228(1)(f) of the Act shall restrict a Director from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries. To the fullest extent permitted by applicable law, the Company renounces any interest or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that may from time to time be presented to Directors other than in their role as directors of the Company, even if the opportunity is one that the Company or its subsidiaries might reasonably be expected to have pursued or had the ability or desire to pursue if granted the opportunity to do so. The Directors shall have no duty to communicate or offer such business opportunity to the Company and, to the fullest extent permitted by applicable law, shall not be deemed to have breached any fiduciary or other duty solely by reason of the fact that such Director pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or any of its subsidiaries. Without prejudice to the generality of the foregoing, a business opportunity shall not be deemed to be an opportunity of the Company if it is an opportunity that the Company is not financially able or contractually permitted or legally able to undertake, or that is, by its nature, not in line with the Company’s business or is of no advantage to it or is one in which the Company has no interest or reasonable prospect.

108.	Save as otherwise provided by these articles, a Director shall not vote at a meeting of the Directors or a committee of Directors on any resolution concerning a matter in which he has, directly or indirectly, an interest which is material or a duty which conflicts or may conflict with the interests of the Company. A Director shall not be counted in the quorum present at a meeting in relation to any such resolution on which he is not entitled to vote.

(a)	A Director shall be entitled (in the absence of some other material interest than is indicated below) to vote (and be counted in the quorum) in respect of any resolutions concerning any of the following matters, namely:

(i)	the giving of any security, guarantee or indemnity to him in respect of money lent by him to the Company or any of its subsidiary or associated companies or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary or associated companies;

(ii)	the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary or associated companies for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(iii)	any proposal concerning any offer of shares or debentures or other securities of or by the Company or any of its subsidiary or associated companies for subscription, purchase or exchange in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

(iv)	any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or member or otherwise howsoever, provided that he is not the Holder of or beneficially interested in 1% or more of the issued shares of any class of such company or of the voting rights available to members of such company (or of a third company through which his interest is derived) (any such interest being deemed for the purposes of this article 108 to be a material interest in all circumstances);

(v)	any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval for taxation purposes by the appropriate tax authorities;

(vi)	any proposal concerning the adoption, modification or operation of any scheme for enabling employees (including full time executive Directors) of the Company and/or any subsidiary thereof to acquire Shares in the Company or any arrangement for the benefit of employees of the Company or any of its subsidiaries under which the Director benefits or may benefit; or

(vii)	any proposal concerning the giving of any indemnity pursuant to article 168(a) or the discharge of the cost of any insurance coverage purchased or maintained pursuant to article 114 and article 168(b).

(b)	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under sub-paragraph 108(a)(iv)) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment,

(c)	If a question arises at a meeting of Directors or of a committee of Directors as to the materiality of a Director’s interest or as to the right of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question may be referred, before the conclusion of the meeting, to the Chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive. In relation to the Chairman, such question may be resolved by a resolution of a majority of the Directors (other than the Chairman) present at the meeting at which the question first arises.

(d)	For the purposes of this article 108, an interest of a person who is the spouse or a minor child of a Director shall be treated as an interest of the Director.

(e)	The Company by Ordinary Resolution may suspend or relax the provisions of this article 108 to any extent or ratify any transaction not duly authorised by reason of a contravention of this article 108.

109.	A Director may hold and be remunerated in respect of any other office or place of profit under the Company or any other company in which the Company may be interested (other than the office of auditor of the Company or any subsidiary thereof) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine, and no Director or intending Director shall be disqualified by his office from contracting or being interested, directly or indirectly, in any contract or arrangement with the Company or any such other company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise nor shall any Director so contracting or being so interested be liable to account to the Company for any profits and advantages accruing to him from any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

110.	The Directors may exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as they think fit and in particular they may exercise their voting powers in favour of any resolution appointing the Directors or any of them as Directors or officers of such other company or providing for the payment of remuneration or pensions to the Directors or officers of such other company.

111.	Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director, but nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

112.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.

113.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

114.	The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessor in business of the Company or any such subsidiary or holding Company and the wives, widows, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well-being of the Company or of any such other Company as aforesaid, or its members, and payments for or towards the insurance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. Provided that any Director shall be entitled to retain any benefit received by him under this article 114, subject only, where the Acts require, to disclosure to the members and the approval of the Company in general meeting.

DISQUALIFICATION OF DIRECTORS

115.	The office of a Director shall be vacated ipso facto if the Director:

(a)	is restricted or disqualified to act as a Director under the Acts; or

(b)	resigns his office by notice in writing to the Company or in writing offers to resign and the Directors resolve to accept such offer; or

(c)	is removed from office under article 116 or 122.

APPOINTMENT, ROTATION AND REMOVAL OF DIRECTORS

116.	The Board shall be constituted as follows:

(a)	the CEO for the time being;

(b)	the First Designator shall be entitled to appoint one Director and shall have the sole right to remove and replace such Director (the “First Designated Director”), in each case, by notice in writing to the Company, provided that this shall only be the case where the First Designator holds at least 5% of the nominal value of the issued ordinary shares (calculated on a fully-diluted basis, but excluding, solely for purposes of calculating the nominal value of the issued ordinary shares used in the denominator of that calculation, the MIP Awards and MIP Shares and any Shares issued or issuable pursuant to the terms of the Opioid Trust CVR);

(c)	the Second Designators shall be entitled to appoint one Director and shall have the sole right to remove and replace such Director (the “Second Designated Director” and together with the First Designated Director, the “Designated Directors”), in each case, by notice in writing to the Company, provided that this shall only be the case where at least one member of the Second Designators holds at least 5% of the nominal value of the issued ordinary shares (calculated on a fully-diluted basis, but excluding, solely for purposes of calculating the nominal value of the issued ordinary shares used in the denominator of that calculation, the MIP Awards and MIP Shares and any Shares issued or issuable pursuant to the terms of the Opioid Trust CVR); and

(d)	up to four other directors who qualify as “independent directors” (under the listing requirements of the New York Stock Exchange) (the “Remaining Directors”),

provided that the Board must satisfy any requirements set forth in the Corporate Integrity Agreement between the Office of Inspector General of the Department of Health and Human Services and the Company, as such agreement is amended or replaced from time to time.

117.	Where the First Designator or at least one member of the Second Designators ceases to hold at least 5% of the nominal value of the issued ordinary shares (calculated on a fully-diluted basis, but excluding, solely for purposes of calculating the nominal value of the issued ordinary shares used in the denominator of that calculation, the MIP Awards and MIP Shares and any Shares issued or issuable pursuant to the terms of the Opioid Trust CVR), their respective appointment and removal rights pursuant to article 116(b), article 116(c), article 122 and article 123 shall be deemed rescinded.

118.	Notwithstanding anything to the contrary in these articles, but subject to the Acts, the Remaining Directors may only be persons nominated by a resolution of the Nominating and Selection Committee pursuant to articles 125 and 126, provided that when articles 125 and 126 empower the Nominating and Selection Committee to nominate less than four persons, any such Remaining Directors that are not to be nominated by the Nominating and Selection Committee may be nominated or appointed in accordance with the other provisions of these articles.

119.	For the avoidance of doubt, subject always to compliance with article 116(a), at every annual general meeting of the Company, all of the Directors (other than the Designated Directors) shall retire from office unless re-elected by Ordinary Resolution at the annual general meeting. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

120.	Subject to the appointment rights of the First Designator and Second Designators set out in article 116, every Director shall be eligible to stand for re-election at an annual general meeting.

121.	For the avoidance of doubt, subject always to compliance with article 116(a), if a Director offers himself for re-election, he shall be deemed to have been re-elected, unless at such meeting the Ordinary Resolution for the re-election of such Director has been defeated.

122.	The Company may, by Ordinary Resolution, of which notice has been given in accordance with the Act, remove any Director before the expiration of his period of office notwithstanding anything in these articles or in any agreement between the Company and such Director; provided, that notwithstanding the foregoing and insofar as permitted by the Act, (i) so long as the First Designator retains its appointment and removal rights pursuant to article 116, the First Designated Director may only be removed or replaced at any time by the First Designator, (ii) so long as the Second Designators retain their appointment and removal rights pursuant to article 116, the Second Designated Director may only be removed or replaced at any time by the Second Designators, (iii) other than removals by the Board for cause, so long as the Nominating and Selection Committee retains its nomination rights with respect to Remaining Directors in accordance with articles 125 and 126, the Remaining Directors in respect of which it retains such rights may only be removed or replaced by the Nominating and Selection Committee, and (iv) the CEO may only be removed or replaced as a Director by resolution of the Board. Any such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

123.	The Company may, by Ordinary Resolution, appoint another person in place of a Director removed from office at an annual general meeting or under article 122 and the Company by Ordinary Resolution may appoint any person to be a Director to fill a Board vacancy; provided that in any circumstance in which the number of Director nominees exceeds the number of Directors to be elected (whether to fill a vacancy pursuant to this article 123 arising from a removal or if members have the right to nominate directors for election at an annual general meeting or otherwise) (a “contested election”), each of those nominees shall be voted upon as a separate resolution and the Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of Directors (by which it is meant in priority of those receiving the highest number of votes in absolute terms (and not by relative percentage of votes cast) in their respective separate resolutions until the maximum number of Directors have been appointed (provided that no such Director shall be elected where their separate resolution has not been passed)); provided further that if such members do not appoint a Director to fill such vacancy within 45 days after the occurrence of such vacancy, the Board may appoint a Director to fill such vacancy until the next meeting of the members held for the purpose of electing Directors; provided, further, that, notwithstanding the foregoing, (i) so long as the Nominating and Selection Committee retains its nomination rights with respect to Remaining Directors in accordance with articles 125 and 126, any vacancy on the Board previously held by a Remaining Director (whether due to resignation, removal, failure to be re-elected or otherwise) in respect of which it retains such rights shall remain open until the Nominating and Selection Committee has appointed a replacement (subject to re-election at the next annual general meeting), (ii) so long as the First Designator and Second Designators retain their appointment and removal rights pursuant to article 116, any vacancy on the Board previously held by a First Designated Director or Second Designated Director (whether due to resignation, removal, failure to be re-elected or otherwise), as applicable, shall remain open until the First Designator or Second Designators, as applicable, has designated a replacement, and (iii) the CEO may only be removed or replaced as a Director by resolution of the Board.

124.	The Directors may appoint any person to fill the following positions:

(a)	Secretary (including more than one Secretary to act as joint secretary):

It shall be the duty of the Secretary to make and keep records of the votes, doings and proceedings of all meetings of the members and Board of the Company, and of its committees, and to authenticate records of the Company. The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary so appointed may be removed by them.

A provision of the Acts or these articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

The Secretary may delegate any of his functions to such one or more persons (including individuals, bodies corporate or firms) as may be nominated by the Secretary from time to time.

(b)	Assistant Secretaries:

The Assistant Secretaries shall have such duties as the Secretary shall determine.

In addition to the Board’s power to delegate to committees pursuant to article 131, the Board may delegate any of its powers to any individual Director or member of the management of the Company or any of its subsidiaries as it sees fit; any such individual shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on them by the Board. The Board shall also have the power to appoint and remove officers of the Company including, but not limited to, CEO, President, Vice President, Treasurer, Controller and Assistant Treasurer.

NOMINATING AND SELECTION COMMITTEE

125.	Composition of the Nominating and Selection Committee

(a)	The Nominating and Selection Committee shall be comprised of:

(i)	four members appointed by the First List Shareholders (by notice in writing to the Company) (the “First List Members”), who may be removed and replaced from time to time by the First List Shareholders by notice in writing to the Company, in each case for so long as the First List Shareholders collectively own or hold at least 5% of the issued ordinary shares (calculated on a fully-diluted basis, but excluding the MIP Awards and MIP Shares and any Shares issued or issuable pursuant to the terms of the Opioid Trust CVR);

(ii)	four members appointed by the Second Designators (by notice in writing to the Company) (the “Second List Members”), who may be removed and replaced from time to time by the Second Designators by notice in writing to the Company, in each case for so long as the Second Designators collectively own or hold at least 5% of the issued ordinary shares (calculated on a fully-diluted basis, but excluding the MIP Awards and MIP Shares and any Shares issued or issuable pursuant to the terms of the Opioid Trust CVR); and

(iii)	two members appointed by the Third Designators (by notice in writing to the Company) (the “Third List Members” and together with the First List Members and the Second List Members, the “Committee Members”), who may be removed and replaced from time to time by the Third Designators by notice in writing to the Company, in each case for so long as the Third Designators collectively own or hold at least 5% of the issued ordinary shares (calculated on a fully-diluted basis, but excluding the MIP Awards and MIP Shares and any Shares issued or issuable pursuant to the terms of the Opioid Trust CVR).

(b)	Where any of the First List Shareholders, Second Designators or Third Designators, in each case, collectively, cease to own or hold at least 5% of the issued ordinary shares (calculated on a fully-diluted basis, but excluding the MIP Awards and MIP Shares and any Shares issued or issuable pursuant to the terms of the Opioid Trust CVR), the First List Members, Second List Members or Third List Members (as applicable) shall immediately cease to be members of the Nominating and Selection Committee and shall give notice in writing of same to the Company; provided that if any of the First List Shareholders, Second Designators or Third Designators, having ceased to be members of the Nominating and Selection Committee pursuant to this article (b), subsequently own or hold at least 5% of the issued ordinary shares (calculated on a fully-diluted basis, but excluding the MIP Awards and MIP Shares and any Shares issued or issuable pursuant to the terms of the Opioid Trust CVR), such First List Shareholders, Second Designators or Third Designators (as applicable) shall (upon notice in writing to the Company) become entitled to exercise the appointment rights set out in article (a).

(c)	All provisions of these articles relating to proceedings of the Board shall, mutatis mutandis, apply to proceedings of the Nominating and Selection Committee; provided that the Nominating and Selection Committee shall act only by unanimous resolution.

(d)	The Nominating and Selection Committee shall have authority to retain and terminate, at the expense of the Company, any third-party recruiting firm as it determines appropriate to assist it in the nomination of the Remaining Directors, and to approve the fees and other retention terms of any such recruiting firm. Such recruiting firm shall report directly to the Nominating and Selection Committee.

126.	Rights of the Nominating and Selection Committee to nominate the Remaining Directors

(a)	The number of Remaining Directors (or their replacements) which the Nominating and Selection Committee may nominate shall be as follows:

(i)	For so long as the First List Shareholders, the Second Designators and the Third Designators collectively own or hold 40% or more of the issued ordinary shares (calculated on a fully-diluted basis, but excluding the MIP Awards and MIP Shares and any Shares issued or issuable pursuant to the terms of the Opioid Trust CVR), the Nominating and Selection Committee shall continue to be entitled to nominate four Remaining Directors (or their replacements);

(ii)	Where the First List Shareholders, the Second Designators and the Third Designators collectively own or hold 30% or more (but less than 40%) of the issued ordinary shares (calculated on a fully-diluted basis, but excluding the MIP Awards and MIP Shares and any Shares issued or issuable pursuant to the terms of the Opioid Trust CVR), the Nominating and Selection Committee shall be entitled to nominate three Remaining Directors (or their replacements);

(iii)	Where the First List Shareholders, the Second Designators and the Third Designators collectively own or hold 20% or more (but less than 30%) of the issued ordinary shares (calculated on a fully-diluted basis, but excluding the MIP Awards and MIP Shares and any Shares issued or issuable pursuant to the terms of the Opioid Trust CVR), the Nominating and Selection Committee shall be entitled to nominate two Remaining Directors (or their replacements);

(iv)	Where the First List Shareholders, the Second Designators and the Third Designators collectively own or hold 10% or more (but less than 20%) of the issued ordinary shares (calculated on a fully-diluted basis, but excluding the MIP Awards and MIP Shares and any Shares issued or issuable pursuant to the terms of the Opioid Trust CVR), the Nominating and Selection Committee shall be entitled to nominate one Remaining Director (or their replacement).

(b)	Where the number of Remaining Directors that were nominated by the Nominating and Selection Committee at any time falls below the number of Remaining Directors which the Nominating and Selection Committee is entitled to nominate pursuant to article (a), the Nominating and Selection Committee shall, at least 20 Business Days prior to the publication of the notice of meeting for the Company’s next annual general meeting, notify the Company in writing of the Remaining Directors who shall be nominated by the Nominating and Selection Committee (which number shall not exceed the number of Remaining Directors which the Nominating and Selection Committee is entitled to nominate pursuant to article (a)).

(c)	The Nominating and Selection Committee shall no longer be entitled to nominate, remove or replace any Remaining Directors where:

(i)	the First List Shareholders, the Second Designators and the Third Designators collectively own or hold less than 10% of the issued ordinary shares (calculated on a fully-diluted basis, but excluding the MIP Awards and MIP Shares and any Shares issued or issuable pursuant to the terms of the Opioid Trust CVR); or

(ii)	no Committee Member remains on the Nominating and Selection Committee,

and in such case the Nominating and Selection Committee shall cease to exist.

(d)	The initial Remaining Directors on the Adoption Date shall be appointed by the Nominating and Selection Committee on, or as soon as reasonably practicable after, the Adoption Date by notice in writing to the Company (and shall be subject to re-election at the next occurring annual general meeting).

(e)	For the avoidance of doubt, the rights set forth in article 125 and this article 126 shall not be transferable to any third party.

PROCEEDINGS OF DIRECTORS

127.	(a)	The Directors shall meet together, at least quarterly and as often as necessary for the dispatch of business, adjourn and otherwise regulate their meetings as they may think fit.

(b)	The quorum necessary for the transaction of the business of the Directors shall be a majority of the Directors in office at the time when the meeting is convened. Such majority must include each of the Designated Directors; provided that if a Designated Director fails to attend three successive meetings of the Board and consequently a quorum is not available at such meetings, a quorum will not require the attendance of such Designated Director solely for the next duly called meeting.

(c)	Questions arising at any meeting shall be decided by a majority of votes cast by Directors present or represented at such meeting. Each Director present and voting shall have one vote.

(d)	Any Director may participate in a meeting of the Directors by means of telephonic or other such communication whereby all persons participating in the meeting can hear each other speak, and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting and any Director may be situated in any part of the world for any such meeting.

128.	The Chairman or any two Directors acting together may, and the Secretary on the requisition of the Chairman or any two Directors shall, at any time summon a meeting of the Directors.

129.	The continuing Directors may act notwithstanding any vacancy in their number but, if and so long as their number is reduced below the minimum number fixed by the Act as the minimum number of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company but for no other purpose.

130.	If at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may designate any other person to be Chairman of the meeting.

131.	The Board may from time to time designate committees of the Board, with such powers and duties as the Board may decide to confer on such committees, and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. The members of committees of the Board will be appointed by a majority of the Board and shall include in all cases each of the Designated Directors unless any Designated Director(s) declines, in his or her sole discretion, to serve on any such committee (subject to the exclusion of Directors from meetings of committees considering transactions (i) with such Director or such Director’s Affiliates, or (ii) in the case of a Designated Director, with a Holder (or an Affiliate of a Holder) with rights in respect of the appointment of such Designated Director). Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum (which shall include the Designated Directors, unless any Designated Director(s) declined to serve on such committee, subject to the exclusion of Designated Directors from meetings of committees considering transactions (i) in respect of which the Designated Director has a conflict or (ii) with a Holder (or an Affiliate of a Holder) with rights in respect of the appointment of such Designated Director) unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committees. This article 131 is subject to articles 125, 126 and 132.

132.	The members of the Nominating and Selection Committee shall be as set out in article 125. For the avoidance of doubt, members of the Nominating and Selection Committee may include one or more Holders, including one or more persons listed on Schedule 1, Schedule 2 or Schedule 3 attached to these articles.

133.	A committee may elect a chairman of its meeting. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

134.	All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

135.	Notwithstanding anything in these articles or in the Acts which might be construed as providing to the contrary, notice of every meeting of the Directors shall be given to all Directors either by mail, telephone, email, or any other electronic means not less than 48 hours before the date of the meeting or on such shorter notice as person or persons calling such meeting may deem necessary or appropriate and which is reasonable in the circumstances and shall specify the purpose of such meeting and provide other customary information regarding the topics to be considered. Any Director may waive any notice required to be given under these articles, and the attendance of a Director at a meeting shall be deemed to be a waiver by such Director.

136.	A resolution or other document in writing (in electronic form or otherwise) signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission, electronic mail or some other similar means of transmitting the contents of documents.

137.	Unless otherwise agreed by the Board, and except as otherwise required by applicable law or the tax residency requirements of any relevant jurisdiction, the Board shall procure that the board of directors (or similar governing body) (the “Subsidiary Boards”) of each wholly-owned subsidiary of the Company shall include such of the Directors then serving on the Board that request such appointment; provided, that each Designated Director may, in his or her sole discretion, decline to serve on any such Subsidiary Board. Each Director shall upon request be provided with a list of the Company’s wholly-owned subsidiaries (which list shall be updated from time to time).

BOARD OBSERVERS

138.	The following parties shall each be entitled, at any time and from time to time by notice in writing to the Company to nominate one board observer (the “Observers”) to attend (but not to vote) at meetings of the Board and to request the removal from office of any such person so nominated with or without the appointment of some other person in their place:

(a)	the Holder holding the largest number of issued ordinary shares (calculated on a fully-diluted basis, but excluding, solely for purposes of calculating the nominal value of the issued ordinary shares used in the denominator of that calculation, the MIP Awards and MIP Shares and any Shares issued or issuable pursuant to the terms of the Opioid Trust CVR) on the Adoption Date amongst the persons set out in Schedule 1 to these articles (the “First Appointer”); and

(b)	the Holder holding the largest number of issued ordinary shares (calculated on a fully-diluted basis, but excluding, solely for purposes of calculating the nominal value of the issued ordinary shares used in the denominator of that calculation, the MIP Awards and MIP Shares and any Shares issued or issuable pursuant to the terms of the Opioid Trust CVR) on the Adoption Date amongst the persons set out in Schedule 2 to these articles (the “Second Appointer”), for such time as the First Appointer or (as the case may be) the Second Appointer holds at least 5% of the nominal value of the issued ordinary shares (calculated on a fully-diluted basis, but excluding, solely for purposes of calculating the nominal value of the issued ordinary shares used in the denominator of that calculation, the MIP Awards and MIP Shares and any Shares issued pursuant to the terms of the Opioid Trust CVR).

139.	The Observers shall be entitled to receive notice of Board meetings, copies of the Board minutes of meetings and copies of all other papers circulated to the Board and any committees as if he / she were a Director, provided that the Observers shall have entered into a confidentiality agreement, which shall be in a customary form reasonably acceptable to the Company, in respect of any information concerning the Company which may come into their possession in their role as Observers.

140.	The Board shall have the right to exclude the Observers from portions of a Board meeting or omit to provide the Observers with certain information if the Observer or an Affiliate thereof is a Company Competitor or if the Board believes in good faith, that such exclusion or omission is necessary to:

(a)	preserve the Company’s legal privilege; or

(b)	fulfil the Company’s obligations with respect to confidential or proprietary information of third parties (provided, however, that the Observers shall not be so excluded unless all other persons whose receipt of such materials or presence at a Board meeting would result in a violation of such third party confidentiality obligations are also excluded); or

(c)	protect the Company’s trade secrets, mysteries of trade, or secret processes which relate to the conduct of the business of the Company, or protect against a conflict of interest.

THE SEAL

141.	(a)	The Directors shall ensure that the Company seal (including any official securities seal kept pursuant to the Acts) shall be used only by the authority of the Directors or of a committee authorised by the Directors and that every instrument to which the seal shall be affixed shall be signed by a Director or some other person appointed by the Directors for that purpose.

(b)	The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

DIVIDENDS AND RESERVES

142.	The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors.

143.	The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company.

144.	No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of the Act.

145.	The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors may lawfully determine. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

146.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

147.	The Directors may deduct from any dividend payable to any member all sums of money (if any) immediately payable by him to the Company in relation to the Shares of the Company.

148.	Any general meeting declaring a dividend or bonus and any resolution of the Directors declaring an interim dividend may direct payment of such dividend or bonus or interim dividend wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stocks of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

149.	Any dividend or other moneys payable in respect of any Share may be paid by cheque or warrant sent by post, at the risk of the person or persons entitled thereto, to the registered address of the Holder or, where there are joint Holders, to the registered address of that one of the joint Holders who is first named on the members Register or to such person and to such address as the Holder or joint Holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any joint Holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.

150.	No dividend shall bear interest against the Company.

151.	If the Directors so resolve, any dividend which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

ACCOUNTS

152.	(a)	The Company shall cause to be kept adequate accounting records, whether in the form of documents, electronic form or otherwise, that:

(i)	correctly record and explain the transactions of the Company;

(ii)	will enable, at any time, the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;

(iii)	will enable the Directors to ensure that any financial statements of the Company comply with the requirements of the Acts; and

(iv)	will enable those financial statements of the Company to be readily and properly audited.

Accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Adequate accounting records shall be deemed to have been maintained if they comply with the provisions of the Act and explain the Company’s transactions and facilitate the preparation of financial statements that give a true and fair view of the assets, liabilities, financial position and profit and loss of the Company and, if relevant, the Group and include any information and returns referred to in section 283(2) of the Act.

The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its members or persons nominated by any member. The Company may meet, but shall be under no obligation to meet, any request from any of its members to be sent additional copies of its full report and accounts or summary financial statement or other communications with its members provided that, where the Directors elect to send summary financial statements to the members, any member may require that he be sent a copy of the statutory financial statements of the Company.

(b)	The accounting records shall be kept at the Office or, subject to the provisions of the Acts, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

(c)	In accordance with the provisions of the Acts, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such statutory financial statements and reports as are required by the Acts to be prepared and laid before such meeting.

(d)	A copy of every statutory financial statement of the Company (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report, or summary financial statements prepared in accordance with section 1119 of the Act, and the Company auditors’ report shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than 21 Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Acts to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes.

153.	Subject to the rights granted to Information Rights Members under the Information Rights Deed, the Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members, not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Acts or authorised by the Directors, the Information Rights Deed, or by the Company in general meeting. Subject to the rights granted to Information Rights Members under the Information Rights Deed, no member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading. No member shall be entitled to require discovery of or any information respecting or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors would be inexpedient and contrary to the interests of the members of the Company to communicate to the public.

CAPITALISATION OF PROFITS

154.	Without prejudice to any powers conferred on the Directors as aforesaid and subject to the Directors’ authority to issue and allot shares under article 8(c) and article 8(d), the Directors may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts (including any capital redemption reserve fund, share premium account, any undenominated capital, any sum representing unrealised revaluation reserves or other reserve account not available for distribution) or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those members of the Company who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions). Whenever such a resolution is passed in pursuance of this article 154, the Directors shall make all appropriations and applications of the amounts resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any. Any such capitalisation will not require approval or ratification by the members of the Company.

155.	Without prejudice to any powers conferred on the Directors by these articles, and subject to the Directors’ authority to issue and allot shares under article 8(c) and article 8(d), the Directors may resolve that any sum for the time being standing to the credit of any of the Company’s reserve accounts (including any reserve account available for distribution) or to the credit of the profit and loss account be capitalised and applied on behalf of the members who would have been entitled to receive that sum if it had been distributed by way of dividend (and in the same proportions) either in or towards paying up amounts for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed and credited as fully paid up to and amongst such Holders in the proportions aforesaid) or partly in one way and partly in another, so, however, that the only purposes for which sums standing to the credit of the capital redemption reserve fund or the share premium account or any undenominated capital shall be applied shall be those permitted by the Acts.

156.	The Directors may from time to time at their discretion, subject to the provisions of the Acts and, in particular, to their being duly authorised pursuant to Section 1021 of the Act, to allot the relevant shares, offer to the Holders of ordinary shares the right to elect to receive in lieu of any dividend or proposed dividend or part thereof an allotment of additional ordinary shares credited as fully paid. In any such case the following provisions shall apply.

(i)	The basis of allotment shall be determined by the Directors so that, as nearly as may be considered convenient in the Directors’ absolute discretion, the value (calculated by reference to the average quotation) of the additional ordinary shares (excluding any fractional entitlement) to be allotted in lieu of any amount of dividend shall equal such amount. For such purpose the “average quotation” of an ordinary share shall be the average of the five amounts resulting from determining whichever of the following ((A), (B) or (C) specified below) in respect of ordinary shares shall be appropriate for each of the first five Business Days on which ordinary shares are quoted “ex” the relevant dividend and as determined from the information published by the New York Stock Exchange reporting the business done on each of these five Business Days:

(A)	if there shall be more than one dealing reported for the day, the average of the prices at which such dealings took place; or

(B)	if there shall be only one dealing reported for the day, the price at which such dealing took place; or

(C)	if there shall not be any dealing reported for the day, the average of the closing bid and offer prices for the day;

and if there shall be only a bid (but not an offer) or an offer (but not a bid) price reported, or if there shall not be any bid or offer price reported, for any particular day then that day shall not count as one of the said five Business Days for the purposes of determining the average quotation. If the means of providing the foregoing information as to dealings and prices by reference to which the average quotation is to be determined is altered or is replaced by some other means, then the average quotation shall be determined on the basis of the equivalent information published by the relevant authority in relation to dealings on the New York Stock Exchange or its equivalent.

(ii)	The Directors shall give notice in writing (whether in electronic form or otherwise) to the Holders of ordinary shares of the right of election offered to them and shall send with or following such notice forms of election and specify the procedure to be followed and the place at which, and the latest date and time by which, duly completed forms of election must be lodged in order to be effective. The Directors may also issue forms under which Holders may elect in advance to receive new ordinary shares instead of dividends in respect of future dividends not yet declared (and, therefore, in respect of which the basis of allotment shall not yet have been determined).

(iii)	The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which the right of election as aforesaid has been duly exercised (the “Subject ordinary shares”) and in lieu thereof additional ordinary shares (but not any fraction of a share) shall be allotted to the Holders of the Subject ordinary shares on the basis of allotment determined aforesaid and for such purpose the Directors shall capitalise, out of such of the sums standing to the credit of any of the Company’s reserves (including any capital redemption reserve fund or share premium account) or to the credit of the profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of additional ordinary shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to and amongst the holders of the Subject ordinary shares on such basis.

157.	(a)	The additional ordinary shares allotted pursuant to articles 154, 155 or 156 shall rank pari passu in all respects with the fully paid ordinary shares then in issue save only as regards participation in the relevant dividend or share election in lieu.

(b)	The Directors may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to articles 154, 155 and 156 with full power to the Directors to make such provisions as they think fit where shares would otherwise have been distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded and the benefit of fractional entitlements accrues to the Company rather than to the Holders concerned). The Directors may authorise any person to enter on behalf of all the Holders interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

(c)	The Directors may on any occasion determine that rights of election shall not be offered to any Holders of ordinary shares who are citizens or residents of any territory where the making or publication of an offer of rights of election or any exercise of rights of election or any purported acceptance of the same would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

AUDIT

158.	Auditors shall be appointed and their duties regulated in accordance with the Act or any statutory amendment thereof.

NOTICES

159.	Any notice to be given, served, sent or delivered pursuant to these articles shall be in writing (whether in electronic form or otherwise).

160.	(a)	A notice or document to be given, served, sent or delivered in pursuance of these articles may be given to, served on or delivered to any member by the Company;

(i)	by handing same to him or his authorised agent;

(ii)	by leaving the same at his registered address;

(iii)	by sending the same by the post in a pre-paid cover addressed to him at his registered address; or

(iv)	by sending, with the consent of the member, the same by means of electronic mail or other means of electronic communication approved by the Directors, with the consent of the member, to the address of the member notified to the Company by the member for such purpose (or if not so notified, then to the address of the member last known to the Company) and this article 160(a)(iv) constitutes permission of the use of electronic means within the meaning of 218(3)(d) of the Act.

(b)	For the purposes of these articles and the Act, a document shall be deemed to have been sent to a member if a notice is given, served, sent or delivered to the member and the notice specifies the website or hotlink or other electronic link at or through which the member may obtain a copy of the relevant document.

(c)	Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(i) or (ii) of this article 160, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent, or left at his registered address (as the case may be).

(d)	Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iii) of this article 160, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(e)	Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iv) of this article 160, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of 48 hours after despatch.

(f)	Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, or, in the event of notice given or delivered pursuant to sub-paragraph (a)(iv), if sent to the address notified by the Company by the member for such purpose notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such member.

(g)	Notwithstanding anything to the contrary contained in this article 160, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than Ireland.

(h)	Any requirement in these articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s audited accounts and the Directors’ and auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the member informing him/her of its intention to use electronic communications for such purposes and the member has not, within four weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a member has given, or is deemed to have given, his/her consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, he/she may revoke such consent at any time by requesting the Company to communicate with him/her in documented form; provided, however, that such revocation shall not take effect until five days after written notice of the revocation is received by the Company.

(i)	Without prejudice to the provisions of sub-paragraphs (a)(i) and (ii) of this article 160, if at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a public announcement and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website.

161.	A notice may be given by the Company to the joint Holders of a Share by giving the notice to the joint Holder whose name stands first in the Register in respect of the Share and notice so given shall be sufficient notice to all the joint Holders.

162.	(a)	Every person who becomes entitled to a Share shall before his name is entered in the Register in respect of the Share, be bound by any notice in respect of that Share which has been duly given to a person from whom he derives his title.

(b)	A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

163.	The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

164.	A member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

WINDING UP

165.	If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the Shares held by them respectively. And if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said Shares held by them respectively. Provided that this article 165 shall not affect the rights of the Holders of Shares issued upon special terms and conditions.

166.	(a)	In case of a sale by the liquidator under the Act, the liquidator may by the contract of sale agree so as to bind all the members for the allotment to the members directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting members conferred by the said section.

(b)	The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

167.	If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Acts, may divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he determines, but so that no member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

168.	(a)	Subject to the provisions of and so far as may be admitted by the Acts, every Director and the Secretary of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by a court of competent jurisdiction.

(b)	The Directors shall have power to purchase and maintain for any Director, the Secretary or other employees of the Company insurance against any such liability as referred to in the Act. As soon as practicable, but in any event within 30 days of the Adoption Date, the Company shall obtain from financially sound and reputable insurers directors and officers liability insurance in an amount and on terms and conditions reasonably satisfactory to the Board and shall thereafter use commercially reasonable efforts to cause such insurance policies to be maintained until both (i) the Board and (ii) Holders representing 75% or more in nominal value of the issued ordinary shares (excluding the MIP Shares and any Shares issued pursuant to the terms of the Opioid Trust CVR) by resolution at a general meeting approve the discontinuance of such insurance (subject and without prejudice to any rights of directors and officers under their indemnification or similar agreements).

(c)	As far as is permissible under the Acts, the Company shall indemnify any current or former executive officer of the Company (excluding any present or former Directors of the Company or Secretary of the Company), or any person who is serving or has served at the request of the Company as a director or executive officer of another company, joint venture, trust or other enterprise, including any Company subsidiary (each individually, a “Covered Person”), against any expenses, including attorney’s fees, judgements, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he or she was or is threatened to be made a party, or is otherwise involved (a “proceeding”), by reason of the fact that he or she is or was a Covered Person; provided, however, that this provision shall not indemnify any Covered Person against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person’s duty to the Company, or (b) such Covered Person’s conscious, intentional or wilful breach of the obligation to act honestly and in good faith with a view to the best interests of the Company. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Acts or to any person holding the office of auditor in relation to the Company.

(d)	In the case of any threatened, pending or completed action, suit or proceeding by or in the name of the Company, the Company shall indemnify each Covered Person against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company, or for conscious, intentional or wilful breach of his or her obligation to act honestly and in good faith with a view to the best interests of the Company, unless and only to the extent that the High Court of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Acts or to any person holding the office of auditor in relation to the Company.

(e)	Any indemnification under this article 168 (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such person has met the applicable standard of conduct set forth in this article 168. Such determination shall be made by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that any Covered Person has been successful on the merits or otherwise in defence of any proceeding, or in defence of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without necessity of authorisation in the specific case.

(f)	As far as permissible under the Acts, expenses, including attorneys’ fees, incurred in defending any proceeding for which indemnification is permitted pursuant to this article 168 shall be paid by the Company in advance of the final disposition of such proceeding upon receipt by the Board of an undertaking by the particular indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company pursuant to these articles.

(g)	It being the policy of the Company that indemnification of the persons specified in this article 168 shall be made to the fullest extent permitted by law, the indemnification provided by this article 168 shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these articles, any agreement, any insurance purchased by the Company, vote of members or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another company, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth. As used in this article 168, references to the “Company” include all constituent companies in a scheme of arrangement, consolidation or merger in which the Company or a predecessor to the Company by scheme of arrangement, consolidation or merger was involved. The indemnification provided by this article 168 shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of their heirs, executors, and administrators.

UNTRACED HOLDERS

169.	(a)	The Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a member or any share or stock to which a person is entitled by transmission if and provided that:

(i)	for a period of twelve years (not less than three dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the member or to the person entitled by transmission to the share or stock at his address on the Register or other last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the member or the person entitled by transmission; and

(ii)	at the expiration of the said period of twelve years the Company has given notice by advertisement in a leading Dublin newspaper and a newspaper circulating in the area in which the address referred to in paragraph (a) of this article 169 is located of its intention to sell such share or stock; and

(iii)	the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the member or person entitled by transmission.

(b)	To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share or stock and such instrument of transfer shall be as effective as if it had been executed by the registered Holder of or person entitled by transmission to such share or stock. The Company shall account to the member or other person entitled to such share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

(c)	To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations (“Applicable Escheatment Laws”), the Company may deal with any Share of any member and any unclaimed cash payments relating to such Share in any manner which it sees fit, including (but not limited to) transferring or selling such Share and transferring to third parties any unclaimed cash payments relating to such Share.

(d)	The Company may only exercise the powers granted to it in sub-paragraph (a) above in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in the Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant member of the Company.

(e)	Any stock transfer form to be executed by the Company in order to sell or transfer a share pursuant to sub-paragraph (a) may be executed in accordance with article 16(a).

DESTRUCTION OF DOCUMENTS

170.	The Company may implement such document destruction policies as it so chooses in relation to any type of documents (whether in paper, electronic or other formats), and in particular (without limitation to the foregoing) may destroy:

(a)	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two years from the date such mandate variation, cancellation or notification was recorded by the Company;

(b)	any instrument of transfer of shares which has been registered, at any time after the expiry of six years from the date of registration; and

(c)	any other document on the basis of which any entry in the Register was made, at any time after the expiry of six years from the date an entry in the Register was first made in respect of it,

and it shall be presumed conclusively in favour of the Company that every share certificate (if any) so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(i)	the foregoing provisions of this article 170 shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(ii)	nothing contained in this article 170 shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

(iii)	references in this article 170 to the destruction of any document include references to its disposal in any manner.

SHAREHOLDER RIGHTS PLAN

171.	Subject to applicable law, the Directors are hereby expressly authorised to adopt any shareholder rights plan (a “Rights Plan”), upon such terms and conditions as the Directors deem expedient and in the best interests of the Company where, by a resolution of the Directors (including approval from each of the Designated Directors), the Directors are of the good faith opinion that a Rights Plan could grant them additional time to gather relevant information or pursue strategies in response to or anticipation of, or could prevent, a potential change of control of the Company or accumulation of shares in the Company or interests therein, in each case by any third party that is not a Holder or any Affiliate thereof as of the Adoption Date, and subject to the foregoing opinion being in good faith as provided for in this article, the common law duties of the Directors to the Company are hereby deemed amended and modified such that the adoption of a Rights Plan and any actions taken thereunder by the Directors shall be deemed to constitute an action in the best interests of the Company in all circumstances.

172.	The Directors may exercise any power of the Company to grant rights (including approving the execution of any documents relating to the grant of such rights) to subscribe for ordinary shares in the share capital of the Company (“Rights”) in accordance with the terms of a Rights Plan.

173.	For the purposes of effecting an exchange of Rights for ordinary shares in the share capital of the Company (an “Exchange”), the Directors may, in accordance with the terms of a Rights Plan:

(a)	resolve to capitalise an amount standing to the credit of the reserves of the Company (including, but not limited to, the share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, being an amount equal to the nominal value of the ordinary shares which are to be exchanged for the Rights; and

(b)	apply that sum in paying up in full ordinary shares or preferred shares and allot such shares, credited as fully paid, to those holders of Rights who are entitled to them under an Exchange effected pursuant to the terms of a Rights Plan.

MANAGEMENT INCENTIVE PLAN

174.	Notwithstanding anything in these articles to the contrary, unless approved by a Holder or Holders that collectively own or hold more than 50% in nominal value of the issued ordinary shares (excluding, solely for purposes of calculating the nominal value of the issued ordinary shares used in the denominator of that calculation, the MIP Awards and MIP Shares and any Shares issued or issuable pursuant to the terms of the Opioid Trust CVR), the total number of ordinary shares issued or issuable pursuant to the MIP shall not exceed 10% of the total ordinary shares (calculated on a fully-diluted basis).

Names, addresses and descriptions of subscribers

J. MCGOWAN-SMYTH

For and on behalf of

Fand Limited

Arthur Cox Building

Earlsfort Terrace

Dublin 2

J. MCGOWAN-SMYTH

For and on behalf of

DIJR Nominees Limited

Arthur Cox Building

Earlsfort Terrace

Dublin 2

J. MCGOWAN-SMYTH

For and on behalf of

AC Administration Services Limited

Arthur Cox Building

Earlsfort Terrace

Dublin 2

J. MCGOWAN-SMYTH

For and on behalf of

Arthur Cox Nominees Limited

Arthur Cox Building

Earlsfort Terrace

Dublin 2

J. MCGOWAN-SMYTH

For and on behalf of

Arthur Cox Registrars Limited

Arthur Cox Building

Earlsfort Terrace

Dublin 2

J. MCGOWAN-SMYTH

For and on behalf of

Arthur Cox Trust Services Limited

Arthur Cox Building

Earlsfort Terrace

Dublin 2

J. MCGOWAN-SMYTH

For and on behalf of

Arthur Cox Trustees Limited

Arthur Cox Building

Earlsfort Terrace

Dublin 2

Solicitor

Dated 21 December 2012

Witness to the above signatures:

Name:	MAIREAD FOLEY
Address:	ARTHUR COX BUILDING
EARLSFORT TERRACE
DUBLIN 2
Occupation:	COMPANY SECRETARY

Schedule 1

1.	Silver Point;

2.	Marathon;

3.	Eaton Vance;

4.	Hein Park;

5.	Glendon;

6.	Caspian.

Schedule 2

1.	Arini Credit Master Fund Limited;

2.	Square Point Master Fund Limited;

3.	FFI III S.à r.l;

4.	FYI S.à r.l;

5.	Olifant Luxco S.à r.l;

6.	Deerfield Partners, L.P;

7.	Deerfield Private Design Fund IV, L.P;

8.	Hudson Bay Master Fund Ltd;

9.	HB SPV I Master Sub LLC;

10.	J.P. Morgan Investment Management Inc. and JPMorgan Chase Bank, N.A., solely as investment adviser and/or trustee on behalf of certain discretionary accounts and/or funds it manages;

11.	Sculptor SC II, LP;

12.	Sculptor Credit Opportunities Master Fund, Ltd;

13.	Sculptor Master Fund, Ltd;

14.	Sculptor Tactical Credit Master Fund I, LP.

Schedule 3

1.	Funds and/or accounts, or subsidiaries of such funds and/or accounts, managed, advised or controlled by ADK Soho Fund LP or a subsidiary thereof;

2.	Funds and/or accounts, or subsidiaries of such funds and/or accounts, managed, advised or controlled by Bardin Hill Investment Partners LP, or a subsidiary thereof;

3.	Funds and/or accounts, or subsidiaries of such funds and/or accounts, managed, advised or controlled by Brean Asset Management, LLC, or a subsidiary thereof;

4.	Funds and/or accounts, or subsidiaries or affiliates of such funds and/or accounts, managed, advised or controlled by Capital Research and Management Company, or a subsidiary or an affiliate thereof;

5.	Funds and/or accounts, or subsidiaries of such funds and/or accounts, managed, advised or controlled by Kite Lake Capital Management (UK) LLP, or a subsidiary thereof;

6.	Funds and/or accounts, or subsidiaries of such funds and/or accounts, managed, advised or controlled by Pentwater Capital Management LP, or a subsidiary thereof;

7.	Funds and/or accounts, or subsidiaries of such funds and/or accounts, managed, advised or controlled by Stonehill Capital Management LLC;

8.	Funds and/or accounts, or subsidiaries of such funds and/or accounts, managed, advised or controlled by Two Seas Capital LP, or a subsidiary thereof;

9.	Funds and/or accounts, or subsidiaries of such funds and/or accounts, managed, advised or controlled by VR Global Partners, L.P., or a subsidiary thereof;

10.	Funds and/or accounts, or subsidiaries of such funds and/or accounts, managed, advised or controlled by Whitebox Advisors LLC, or a subsidiary thereof.

Companies Act 2014

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

MALLINCKRODT PUBLIC LIMITED COMPANY

(Adopted on 14 November 2023)